Table of Contents

As filed with the Securities and Exchange Commission on January 19, 2024

Registration No. 333-275499

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xcelerate, Inc.

(Exact name of registrant as specified in its charter)

Florida	5912	65-0710392
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 Renaissance Circle

Mauldin, South Carolina 29662

(854) 900-2020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael O’Shea

Chief Executive Officer

110 Renaissance Circle

Mauldin, South Carolina 29662

(854) 900-2020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Telsey, Esq. Andrew I. Telsey P.C. 6198 S Moline Ct. Englewood, CO 80111 (303) 521-7447	Richard A. Friedman, Esq. Sean F. Reid, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Tel: (212) 653-8700 Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY __, 2024

[·] Shares of Common Stock

We are offering [·] shares of our common stock, $0.001 par value at an assumed public offering price of $[·] per share, which is based on the last quoted price of our common stock on ___________ __, 2024, in a firm commitment underwritten offering.

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “XCRT”. No assurance can be given that our application will be approved. If our application is not approved we will not complete this offering. Our common stock is presently quoted on the OTCQB under the symbol “XCRT”. We expect to effect a 1-for-[·] reverse stock split of our outstanding common stock effective immediately following the effective date of the registration statement of which this prospectus forms a part, prior to the completion of this offering. On _____________, 2024, the last reported sales price of our common stock on the OTCQB was $[·] per share, (or $[·] per share after giving effect to an assumed reverse stock split of 1-for-[·]).

The bona fide estimate of the range of the maximum offering price is from $[·] to $[·] and the number of shares offered is [·] (after giving effect to the reverse stock split), assuming an offering price of $[·], the midpoint of such bona fide estimated range. The actual public offering price per share will be determined through negotiation between us and the underwriter at the time of pricing and may be at a discount to the current market price, and will take into account the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industries in which we compete, and our past and present operations and our prospects for future revenues. The assumed public offering price used throughout this prospectus may not be indicative of the final public offering price per share.

Our board of directors and stockholders have approved an amendment to our Certificate of Incorporation, as amended, to combine the outstanding shares of our common stock into a lesser number of outstanding shares, or the reverse stock split, within a range of one-for-[·] (1-for-[·]) to a maximum of a one-for-[·] (1-for-[·]), and provided authority to our board of directors to fix the specific ratio for the reverse stock split. We intend for our board of directors to effect such reverse stock split in connection with this offering and our intended listing of our common stock on the Nasdaq Capital Market, however we cannot guarantee that such reverse stock split will occur based on the ratio stated above, that such reverse stock split will be necessary or will occur in connection with the listing of our common stock on the Nasdaq Capital Market, or that the Nasdaq Stock Market will approve our initial listing application for our common stock upon such reverse stock split.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock at an assumed ration of one-for-[·] (1-for-[·]) to occur following the effective date but prior to the closing of this offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the public offering price. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted the underwriters a 45-day option to purchase up to __________ additional shares of common stock and/or warrants to purchase up to _____________ additional shares of common stock (equal to 15% of the common stock sold in the offering) in any combination thereof, solely to cover over-allotments, if any. The purchase price to be paid per additional share of common stock will be equal to the public offering price of one share, less the underwriting discount. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $          and the total proceeds to us, before expenses, will be $          ...

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver our securities to purchasers in the offering on or about ___________, 2024.

Titan Partners Group LLC, a division of American Capital Partners, LLC

The date of this prospectus is          , 2024

You should rely only on the information contained in this prospectus, as supplemented and amended. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 7, and the financial statements and related notes included in this prospectus.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Xcelerate,” or the “Company” refer to Xcelerate, Inc. and its subsidiaries.

Overview

We are a healthcare services and products company engaged in three separate but related businesses within the medical, health and wellness sectors. We are currently focused on (i) the development of medical technology and virtual health services to help patients in developing countries meet their medical needs by extending the reach of physicians through the technology; (ii) the formulation, packaging and marketing of consumer health and beauty, clinically tested skin and hair care products; and (iii) owning and licensing the rights to various forms of medical equipment. As of the date of this prospectus, we are concentrating on the initial 2 businesses and expect to devote our resources to the success of these businesses, but if any opportunity arises for us to monetize the licensing of rights to third parties, we may pursue the same.

Virtual Health Technology

In December 2021, we entered into an agreement to acquire a majority interest in Afiya Sasa Africa, LLC (“ASA”), a company engaged in the development of artificial intelligence (AI) and virtual health technology to assist patients in developing countries, initially in Africa, to provide for their rapidly expanding population to obtain medical care by extending the reach of physicians through the use of AI technology. This technology is centered around patented and patent pending software that uses and incorporates AI and Augmented Reality (“AR”) licensed from AdviNOW, an Arizona based medical software company who developed and holds patents for the licensed software. ASA has executed exclusive rights agreements for 10 initial priority markets across Africa including Tanzania, Kenya, Ethiopia, Uganda, Malawi, Zambia, Ghana, Zimbabwe, Botswana, South Africa and Egypt. The agreement calls for implementation of the program in stages beginning with Tanzania in 2024, Kenya in 2026, Malawi, Uganda, Zambia in 2028 and the remaining countries by 2029. We are required to pay AdviNOW a license fee based on our gross technology revenue fees for each territory, on a sliding scale ranging from 3% in 2025 to 10% in 2028. We completed our acquisition of a majority interest of ASA in July 2023.

The app is designed to connect people virtually in remote and urban areas where there is limited medical infrastructure and/or limited medical professionals or in areas where high patient volumes are overburdening the existing health system. The system is accessed by patients on their cell phones, tablets, or computers, and allows licensed physicians and other medical personnel to conduct initial check-in, triage, and determine the most appropriate care path, virtually. Additionally, through a set of questions and answers that are dynamically integrated with the system’s proprietary AI component, measurements may be taken with medical devices that connect to a cell phone, tablet or computer (i.e., stethoscope, thermometer, pulse oximeter etc.), bringing the telemedicine virtual appointment to the next level and beyond. The AI assists with Q&A and with the AR to arrive at diagnostic possibilities, testing and treatment options and the next steps for the patient. This can be done in a fully automated fashion where there is no or extremely limited medical access, in a partially automated fully virtual fashion where physical access to a health care provider is not possible, or non-virtually as a means to make existing health care providers more efficient and more accurate in their diagnosis, testing, and treatment.

As of the date of this prospectus we have signed agreement to provide our technology with two hospitals in Tanzania, including (i) Haydom Regional Rural Referral Hospital, also known as Haydom Lutheran Hospital (“HLH”) in Haydom, Tanzania, a 420-bed hospital serving 5.7 million people in North Central Tanzania, which provides for 12,635 inpatient admissions and 103,173 outpatient visits annually; and (ii) The National Hospital of Tanzania, Muhimbili National Hospital, Mloganzila in Dar es Salaam, Tanzania, the largest hospital in East Africa. Muhimbili National Hospital System is the premier tertiary care hospital system (1,500 inpatient beds, 2,000 outpatient visits per day) for all of Tanzania, a country of 64 million people.

The contracts provide for revenues to come from multiple sources including member fees, technology (hospital) fees, prescription fees and virtual consultation fees (as a % of billings by the provider), as well as nationwide National Health System underwriting commitments once the system is fully integrated. While no assurances can be provided, we anticipate generating revenues from these agreements approximately 3-4 months following closing of this offering. See “Business” and “Use of Proceeds” below.

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Skin Care and Hair Care Products

In July 2023, we acquired a majority interest in the ESN Group, which is comprised of two California-based companies that hold a portfolio of health care and skin care products, including Ceramedx®, a natural ”plant based” therapeutic skin care product and Earth Science Beauty, which offers natural facial skincare targeted to specific skin types.

Our moisturizing products provide moisturization, anti-aging and antioxidant properties to the skin. Our cleansers use a combination of ingredients that offer mild astringents and cleansing properties. Other active ingredients are included that restore the moisture, oftentimes stripped by cleansers. Our eye makeup remover uses a combination of 6 mild active ingredients that work in unison to clean, reduce redness, provide anti-aging properties, provide anti-inflammatory properties, restore moisture and calm the sensitive skin around the eye and eyelids.

We believe our products are superior to other competitive products on the market that are utilized for the same purposes. Specifically, our competitors typically use a stand-alone unique ingredient and build a marketing story around that ingredient. Since its inception, the ESN Group’s business plan has been to utilize science to develop unique differentiated products made from plant-based ingredients. The business mantra remains “products created from the earth and perfected by science”

We also target 3 different skin types with our products, including dry skin, oily skin and normal skin that has varying degrees of dry patches or oily patches around the face. Our products are also pH balanced and identified on the packaging so the consumer can dial in the offering needed to meet their needs. CERAMEDX is developed around a unique matrix and process which is kept as a trade secret.

Ceramedx was developed to address the needs of sensitive dry skin and clinically diagnosed problems such as Atopic Dermatitis, Eczema and Psoriasis. We are unaware of any other products other than Ceramedx that offers natural ceramide product offering in the market today. Earth Science Naturals offers plant-based skin, body and hair-care solutions. Earth Science Naturals’ leading products include its Olive & Avocado Shampoo and Conditioning Hair Masque.  Earth Science Naturals also offers a uniquely formulated eye make-up remover. We believe that Earth Science was one of the first health and skin care companies to introduce natural facial skincare targeted to specific skin types.

These product sectors include normal skin (Essentials Line), oily-combination skin (Purifying Line), and dry skin (Hydrating Line). All 3 sectors are expected to have a new innovation of products coming to market in the next 6 months.

We are also developing a three-product system for hair and scalp, which is expected to be released in the first quarter of 2024.

Medical Equipment and Technology

We own and license the rights to various forms of medical equipment and a portfolio of patents, patents pending and technology licenses. We understand that engineering advancements in non-medical fields often have unrealized applications in medical technology and critical care. We seek to act as a bridge between advanced engineering and medicine.

We do not intend to manufacture the surgical devices that are the subject of the pending patent and the current patent license but intend to license the technology to current manufacturers of these devices.

Risks Associated with Our Business

Our ability to execute on our business strategy is subject to a number of risks, which are discussed more fully in the section titled “Risk Factors.” Investors should carefully consider these risks before making an investment in our common stock. These risks include, among others, the following:

•	Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

•	We have a limited history of operations, are in the development stage with little or no available capital and anticipate our operating expenses will increase prior to generating revenue, and we may never achieve profitability:

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•	We are an early-stage company with a business model and marketing strategy still being developed and largely untested.

•	We did not begin generating revenues until we completed the ESN Group acquisition in July 2023. We also did not acquire our interest in ASA until July 2023. As a result, our ability to operate these businesses is unproven.

•	We may require additional capital, either debt or equity, to successfully implement our business plan. If we require additional capital it may have a dilutionary effect on the holders of our common stock or we may need to form and issue a new class of preferred stock with significant terms and conditions.

•	Our products and services are new.

Corporate Information

Our principal executive offices are located at 110 Renaissance Circle, Mauldin, SC 29662. Our phone number is (854) 900-2020 and our website address is www.xcelerate.global. Information on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than $1.255 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

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THE OFFERING

Securities offered by us:	________________ common shares

Public offering price	$______ per share, which is the mid-point of the estimated offering price range described on the cover of this prospectus. The actual offering price will be determined through negotiation between us and the underwriters at the time of pricing of this offering and may be at a discount to the current market price of our common stock.

Over-allotment option	We have granted the underwriters a 45-day option to purchase up to _______ additional shares of common stock solely to cover over-allotments, if any. The purchase price to be paid per additional share of common stock shall be equal to the public offering price of one share, less the underwriting discount.

Common stock outstanding before the offering(1)	________________ shares of common stock.

Common stock to be outstanding after the offering(2)	_________________________ shares of common stock. If the underwriter’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be ___________________.

Use of proceeds	We intend to use the net proceeds of this offering for ESN Group product development and marketing programs, expansion of the Afiya project, and general corporate purposes, including working capital. See “Use of Proceeds.”

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 7 before deciding to invest in our securities.

Trading symbol	Our common stock is currently quoted on the OTCQB market under the trading symbol “XCRT”. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “XCRT”. No assurance can be given that our application will be approved. If our application is not approved, we will not complete this offering.

Reverse stock split	Our board of directors and stockholders have approved an amendment to our Certificate of Incorporation, as amended to affect a reverse stock split of our common stock within a range of one-for-[·] (1-for-[·]) to a maximum of a one-for-[·] (1-for-[·]), and provided authority to our board of directors to fix the specific ratio for the reverse stock split. We intend for our board of directors to affect such reverse stock split in connection with this offering and our intended listing of our common stock on the Nasdaq Capital Market. All information presented in this prospectus other than in our consolidated financial statements and the notes thereto assumes a for-[·] (1-for-[·]) reverse stock split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and, if applicable, corresponding conversion price or exercise price data set forth in this prospectus have been adjusted to give effect to such assumed reverse stock split.

Lock-ups	We and our directors and executive officers and principal shareholders will agree with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock for a period of 180 days after the date of this prospectus. See “Underwriting.”

(1)	Based on shares of common stock outstanding on November __, 2023 (after giving effect to an assumed 1-for-[*] reverse stock split) and excludes 120,000 outstanding shares of Series B Preferred Stock.

(2)	Based on assumed public offering price of $____ per share.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to (i) a one-for-[·] (1-for-[·]) reverse stock split, and (ii) no exercise by the underwriters of their option to purchase [·] additional shares of common stock to cover over-allotments, if any.

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Summary Financial Information

The following balance sheet data as of December 31, 2022 and 2021 and selected statement of operations data for the years ended December 31, 2022 and 2021 have been derived from our audited financial statements included elsewhere in this prospectus. The balance sheet data as of June 30, 2023, and the selected statements of operations data for the six months ended June 30, 2023 and June 30, 2022 have been derived from our unaudited financial statements included elsewhere in this prospectus. The unaudited interim financial statements have been prepared on the same basis as the audited annual financial statements and reflect, in the opinion of management, all adjustments of a normal, recurring nature that are necessary for a fair statement of the unaudited interim financial statements.

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus. The historical results presented below are not necessarily indicative of the results that may be expected in any future period.

Balance Sheet Data

	June 30, 2023 (Unaudited)	December 31, 2022	December 31, 2021
Assets
Total current assets	$5,639	$18,815	$–
Total assets	$309,639	$228,815	$–
Liabilities and Stockholders’ Deficit
Total liabilities	$519,877	$247,199	$223,775
Total stockholders’ deficit	(210,237)	$(18,384)	$(223,775)
Total liabilities and stockholders’ deficit	$309,639	$228,815	$–

Statement of Operations Data

	For the Six Months Ended		For the Years Ended
	June 30, (Unaudited)		December 31,
	2023	2022	2022	2021
Revenue	$–	$–	$–	$–

Total General & Administrative Expenses	$1,645,353	$776,017	$844,609	$289,488

Interest Expense	157,500

Net loss	$(1,802,853)	$(776,017)	$(844,609)	$(289,488)

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RISK FACTORS

The purchase of our common stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The shares offered by us constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on our business and your investment in the shares. An investment in the Company may not be suitable for all recipients of this Prospectus. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this prospectus may contain both historical and forward-looking statements. To the extent that the prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results may differ from our current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to Our Financial Condition

Our independent accountants have expressed a "going concern" opinion.

We had a shareholder deficit of $(7,079,931) and $(6,235,322) at December 31, 2021 and 2022, respectively. At June 30, 2023, our shareholder deficit was $(210,237). While we believe the proceeds from this offering will be sufficient to allow us to implement our business plan with the expectation that we will become profitable, there can be no assurance that this will occur If we are unable to generate profits from operations and we require additional capital to successfully implement our business plan, our inability to gain access to capital markets or obtain acceptable financing could have an adverse effect upon the results of our operations and upon our financial condition.

Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. We have a minimal operating history and no revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues for the immediate future. There are no assurances that we will generate profits from operations.

We may require additional funding to satisfy our future capital needs, which may not be available.

Other than a $400,000 Regulation A offering that closed in February 2023, our primary source of operating funds has been loans from our Chief Executive Officer, Michael O’Shea, as well as loans from a principal shareholder. We have experienced net losses for the last 2 years but if this offering is successful management expects that our current business plan will be implemented successfully. However, there can be no assurances that this will occur.

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We believe that we may require up to $15 million in additional capital to fully implement our business plan. We do not know whether additional financing will be available to us on favorable terms or at all. If we cannot raise additional funds we may be required to reduce our capital expenditures, scale back product development programs, reduce our workforce and license to other products or technologies that we may otherwise be able to commercialize. We are currently unable to project when or whether our operations will generate positive cash flows from operations.

We commenced implementation of our current business plan described herein in 2021 and have a limited history of our current operations. We are in the development stage with little or no available capital and anticipate our operating expenses will increase prior to generating additional revenue, and we may never achieve profitability:

While we were originally incorporated in 1996, we commenced implementation of our current business plan in May 2020 and did not close the acquisition of our principal assets relating to our current business plan until July 2023.

As we continue implementing our business plan we anticipate increases in our operating expenses without realizing significant revenues from operations. We expect to incur losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that any part of our business plan will prove successful. We cannot provide investors with any assurance that our various businesses will attract customers and investors. If we are unable to address these risks our business could fail.

We may not have the liquidity to support our future operations and capital requirements.

Whether we can achieve cash flow levels sufficient to support our operations cannot be accurately predicted. Unless such cash flow levels are achieved, we may need to borrow additional funds or sell debt or equity securities, or some combination thereof, to provide funding for our operations. Such additional funding may not be available on commercially reasonable terms, or at all. If adequate funds are not available when needed, our financial condition and operating results would be materially and adversely affected and we may not be able to operate our business without significant changes in our operations, or at all.

Risks Relating to our Business and Industry

We are an early-stage company with a business model and marketing strategy still being developed and largely untested.

We commenced our current operations in May 2020 but did not begin generating revenues from operations until July 2023. There is no assurance that a sustainable market for our products and services exists, or that we will be able to develop effective business and market strategies to seize these market opportunities. In turn, this would have a negative impact on our financial condition and share price.

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Our management and organizational structures are still developing and remain susceptible to error and inefficiencies.

As an early-stage company, we are still in the process of implementing our organizational structure through the hiring of both senior management and lower-level employees. This process may be susceptible to error which could result in delays and inefficiencies in the pursuit of our commercial strategy or in the implementation of our business model, and/or in cost overruns and loss of potential customers. Management, technical, scientific, research and marketing personnel with appropriate training may also be scarce resources and thus not easy to hire. Any of these events would have in turn an adverse effect on our business and financial condition.

We need to ensure the confidentiality of privileged personal data shared with us by our customers.

The business model for ASA relies significantly on the premise that our customers would entrust us with access to, and handling of, their private and personal medical data. We need to adopt precautions and procedures to ensure the confidentiality of this information is properly safeguarded. If we fail to do so, and if any of this confidential information were mishandled, abused of or leaked, our business reputation would be affected, and we could also be exposed to the risk of legal action. Any of these events would have in turn an adverse effect on our business and financial condition.

If we are unable to keep up with technological developments, our business could be negatively affected.

The markets for our virtual healthcare services are expected to be characterized by rapid technological change and be highly competitive with respect to timely innovations. Accordingly, we believe that our ability to succeed in the sale of our services will depend significantly upon the technological quality of our services relative to those of our competitors, and upon our ability to continue to develop and introduce new and enhanced products and services at competitive prices and in a timely and cost-effective manner. In order to develop such new products and services, we will depend upon our ability to continue to develop and introduce new and enhanced services at competitive prices and in a timely and cost-effective manner. There can be no assurance that we will be able to develop and market our services successfully or respond effectively to the technological changes or new service offerings of our potential competitors. We may not be able to develop the required technologies and services on a cost-effective and timely basis, and any inability to do so could have a material adverse effect on our business, financial condition, and results of operations.

If we experience a significant disruption in our information technology systems, including security breaches, or if we fail to implement new systems and software successfully, our business operations and financial condition could be adversely affected.

We depend on information technology systems to conduct business. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies and the loss of customers. As we upgrade or change systems, we may also experience interruptions in service, loss of data or reduced functionality and other unforeseen material issues which could adversely impact our ability to provide our services and otherwise run our business in a timely manner. In addition, if our new systems fail to provide accurate and increased visibility into pricing and cost structures, it may be difficult to improve or maximize our profit margins. As a result, our results of operations could be adversely affected.

In addition, cyber-attacks or security breaches could compromise confidential, business critical information, cause a disruption in our operations or harm our reputation. Our information technology systems are subject to potential disruptions, including significant network or power outages, cyberattacks, computer viruses, other malicious codes and/or unauthorized access attempts, any of which, if successful, could result in data leaks or otherwise compromise our confidential or proprietary information and disrupt our operations. Despite our efforts to protect sensitive information and comply with and implement data security measures, there can be no assurance that any controls and procedures that we have in place will be sufficient to protect us. Further, as cyber threats are continually evolving, our controls and procedures may become inadequate, and we may be required to devote additional resources to modify or enhance our systems in the future. We may also be required to expend resources to remediate cyber-related incidents or to enhance and strengthen our cyber security. Any such disruptions to our information technology systems, breaches or compromises of data, and/or misappropriation of information could result in violation of privacy and other laws, litigation, fines, negative publicity, lost sales or business delays, any of which could have a material adverse effect on our business, financial condition or results of operations.

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Our officers and directors may be engaged in a range of business activities resulting in conflicts of interest.

We may be subject to various potential conflicts of interest because some of our officers and directors may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties owed to us. In some cases, our executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors. In addition, we may also become involved in other transactions which conflict with the interests of our directors and the officers who may from time-to-time deal with persons, firms, institutions or companies with which we may be dealing, or which may be seeking investments similar to those desired by us. The interests of these persons could conflict with our interests.

In addition, from time to time, these persons may be competing with us for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws. In particular, if such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, our directors are required to act honestly, in good faith and in our best interests. See “Management.”

Operating results may fluctuate and may fall below expectations in any fiscal quarter.

Because our business operations in all of our sectors are relatively new or recently acquired, our operating results will be difficult to predict and are expected to fluctuate from quarter to quarter due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and investors should not rely on our past results or on predictions prepared by us to determine future performance. If our revenue or operating results fall in any period, the value of our common stock would likely decline.

Our expansion into new markets may present increased risks due to our unfamiliarity with those areas and our target customers’ unfamiliarity with our brand.

Consumers in our new markets will not be familiar with our brand, and we will need to build brand awareness in those markets through investments in advertising and promotional activity. We may find it more difficult in our markets to secure desirable locations and to hire, motivate and keep qualified employees.

If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future success and ability to implement our business strategy depends, in part, on our ability to attract and retain key personnel, and on the continued contributions of members of our senior management team and key technical personnel, each of whom would be difficult to replace. All of our employees, including our senior management, are free to terminate their employment relationship with us at any time. Competition for highly skilled technical people is extremely intense, and we face challenges identifying, hiring and retaining qualified personnel in many areas of our business. If we fail to retain our senior management and other key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our strategic objectives and our business could suffer.

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Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, revenue recognition, stock-based compensation, trade promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

Our inability to protect our trademarks, patents and trade secrets may prevent us from successfully marketing our services and competing effectively.

Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, patents, copyrights and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks, patents and trade secrets to be of considerable value and importance to our business and our success. We rely on a combination of trademark, patent, and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, patented processes, trade secrets or similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance. Our operating results have fluctuated significantly in the past and could fluctuate in the future. Factors that may contribute to fluctuations include:

•	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand in the industries we serve;

•	our ability to effectively manage our working capital;

•	our ability to satisfy consumer demands in a timely and cost-effective manner;

•	pricing and availability of labor; and

•	our inability to adjust certain fixed costs and expenses for changes in demand.

If we are unable to manage any future growth effectively, our profitability and liquidity could be adversely affected.

Our ability to achieve our desired growth depends on our execution in functional areas such as management, sales and marketing, and general administration and operations. To manage any future growth, we must continue to improve our distribution, operational and financial processes and systems and expand, train and manage our employee base. If we are unable to manage our growth effectively, our business and results of operations could be adversely affected.

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We may be subject to legal claims against us or claims by us which could have a significant impact on our resulting financial performance.

At any given time we may be subject to litigation, the disposition of which may have an adverse effect upon our business, financial condition, or results of operation. Such claims include but are not limited to and may arise from product liability and related claims in the event that any of the products that we sell is faulty or contains defects in materials or design. We may be subject to patent infringement claims from our products. In addition, we may be subject to claims by our lenders, claims for rent, and claims from our vendors on our accounts payable; and although we have been able to obtain understandings with the foregoing and have informal forbearance agreements from those parties, one or more of them may elect to commence collection proceedings which could result in judgments against us and have a significant negative impact on our operations.

Laws and regulations affecting our industry are constantly changing.

The constant evolution of laws and regulations affecting medical technology and devices, as well as rules and regulations affecting the insurance coverage for certain medical devices and medical equipment could detrimentally affect our operations. Our current business plan does not involve the development of any medical technology or devices in-house. However, violations of these laws by our licensees or manufacturing partners, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

Our future growth is largely dependent upon our ability to successfully compete with new and existing competitors by developing or acquiring new products that achieve market acceptance with acceptable margins.

Our business operates in markets that are characterized by rapidly changing products, evolving industry standards and potential new entrants. For example, a number of new companies with innovative products, which promise significant health benefits are established every year and are competitive with our products. If these companies gain market acceptance, our ability to grow our business could be materially and adversely affected. Accordingly, our future success depends upon a number of factors, including our ability to accomplish the following: identify emerging trends in our target end-markets; develop, acquire and maintain competitive products; enhance our products by adding innovative features that differentiate us from our competitors; and develop or acquire and bring products to market quickly and cost-effectively. Our ability to develop or acquire new products based on quality research can affect our competitive position and requires the investment of significant resources. These acquisitions and development efforts divert resources from other potential investments in our businesses, and they may not lead to the development of new research or products on a timely basis. New or enhanced products may not satisfy consumer preferences and potential product failures may cause consumers to reject these products. As a result, these products may not achieve market acceptance and our brand image could suffer. In addition, our competitors may introduce superior designs or business strategies, impairing our brand and the desirability of our products, which may cause consumers to defer or forego purchases of our products or services. Also, the markets for our products and services may not develop or grow as we anticipate. The failure of our products to gain market acceptance, the potential for product defects or the obsolescence of our products could significantly reduce our revenue, increase our operating costs or otherwise adversely affect our business, financial condition, results of operations or cash flows.

Risks Related to our Skin Care and Hair Care Business

The beauty business is highly competitive, and if we are unable to compete effectively our results will suffer.

We face vigorous competition from companies throughout the world, including multinational consumer product companies. Some competitors have greater resources than we do, others are newer companies (some backed by private-equity investors), and some are competing in distribution channels where we are less represented. In some cases, we may not be able to respond to changing business and economic conditions as quickly as our competitors. Competition in the beauty business is based on a variety of factors including pricing of products, innovation, perceived value, service to the consumer, promotional activities, advertising, special events, new product introductions, e-commerce and m-commerce initiatives and other activities. It is difficult for us to predict the timing and scale of our competitors’ actions in these areas.

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Our ability to compete also depends on the continued strength of our brands, our ability to attract and retain key talent and other personnel, the efficiency of our manufacturing facilities and distribution network, and our ability to maintain and protect our intellectual property and those other rights used in our business. Our Company has a well-recognized and strong reputation that could be negatively impacted by social media and many other factors. If our reputation is adversely affected, our ability to attract and retain customers, consumers and employees could be impacted. In addition, certain of our key retailers around the world market and sell competing brands or are owned or otherwise affiliated with companies that market and sell competing brands. Our inability to continue to compete effectively could have a material adverse effect on our business.

Our inability to anticipate and respond to market trends and changes in consumer preferences could adversely affect our financial results.

Our continued success depends on our ability to anticipate, gauge and react in a timely and cost-effective manner to changes in consumer preferences for skin care and hair care products, attitudes toward our industry and brands, as well as to where and how consumers shop. We must continually work to develop and market new products, maintain and enhance the recognition of our brands, achieve a favorable mix of products, successfully manage our inventories, and modernize and refine our approach as to how and where we market and sell our products. We recognize that consumer preferences cannot be predicted with certainty and can change rapidly, driven by the use of digital and social media by consumers and the speed by which information and opinions are shared. If we are unable to anticipate and respond to challenges that we may face in the marketplace, trends in the market for our products and changing consumer demands and sentiment, our financial results will suffer.

In certain key markets such as the United States, we have seen a longer-term decline in retail traffic in our department store customers. Consolidation or liquidation in the retail trade, from these or other factors, may result in us becoming increasingly dependent on key retailers and could result in an increased risk related to the concentration of our customers. A severe, adverse impact on the business operations of our customers could have a corresponding material adverse effect on us. If one or more of our largest customers change their strategies (including pricing or promotional activities), enter bankruptcy (or similar proceedings) or if our relationship with any large customer is changed or terminated for any reason, there could be a material adverse effect on our business.

A general economic downturn, or disruption in business conditions may affect our business including consumer purchases of discretionary items and/or the financial strength of our customers that are retailers, which could adversely affect our financial results.

The general level of consumer spending is affected by a number of factors, including general economic conditions, inflation, interest rates, energy costs, and consumer confidence generally, all of which are beyond our control. Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower, and may impact sales of our products. A decline in consumer purchases of discretionary items also tends to impact our customers that are retailers. We generally extend credit to a retailer based on an evaluation of its financial condition, usually without requiring collateral. However, the financial difficulties of a retailer could cause us to curtail or eliminate business with that customer. We may also assume more credit risk relating to the receivables from that retailer. In the event of a retailer liquidation, we may incur additional costs if we choose to purchase the retailer’s inventory of our products to protect brand equity. Our inability to collect receivables from our largest customers or from a group of customers could have a material adverse effect on our business.

In addition, disruptions in local or global business conditions, for example, from events such as a pandemic or other health issues, geo-political or local conflicts, civil unrest, terrorist attacks, adverse weather conditions, climate changes or seismic events, can have a short-term and, sometimes, long-term impact on consumer spending.

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The products offered by the ESN Group are unique and new to the marketplace.

To successfully implement the ESN Group business plan we must, among other things:

•	develop and introduce functional and attractive service products;

•	attract and maintain a large base of consumers;

•	increase awareness of our brands and develop consumer loyalty;

•	establish and maintain strategic relationships with partners and service providers;

•	respond to competitive and technological developments;

•	attract, retain and motivate qualified personnel.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Our ESN Group products are new.

We believe the success of our ESN Group of products is dependent upon our ability to market these products to large, national retail outlets. If our current or future products and services do not achieve or sustain market acceptance it could have a material adverse effect on our business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for some of our products is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our new products will continue to develop or that demand for our products and services will emerge or be sustainable. If these markets fail to develop or expand or, develop more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

Our success depends, in part, on the quality, efficacy and safety of our products.

Our success depends, in part, on the quality, efficacy and safety of our products. If our products are found to be defective or unsafe, our product claims are found to be deceptive, or our products otherwise fail to meet our consumers’ expectations, our relationships with customers or consumers could suffer, the appeal of our brands could be diminished, and we could lose sales and become subject to liability or claims, any of which could result in a material adverse effect on our business. In addition, counterfeit versions of some of our products may be sold by third parties, which may pose safety risks, may fail to meet consumers’ expectations, and may have a negative impact on our business.

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We may be held responsible for certain taxes or assessments relating to the activities of our independent representatives, which could harm our financial condition and operating results.

While we maintain our own website which allows customers to purchase directly and our ESN Group products are available through various online retailers such as Amazon, eBay and Walmart, we also utilize independent contractors to facilitate a portion of our marketing and sales activities. Our independent representatives are subject to taxation and, in some instances, legislation or governmental agencies impose an obligation on us to collect taxes, such as value added taxes, and to maintain appropriate tax records. In addition, we are subject to the risk in some jurisdictions of being responsible for social security and similar taxes with respect to our distributors. In the event that local laws and regulations require us to treat our independent contractors as employees, or if our reps are deemed by local regulatory authorities to be our employees, rather than independent contractors, we may be held responsible for social security and related taxes in those jurisdictions, plus any related assessments and penalties, which could harm our financial condition and operating results.

Risks Related to our Virtual Care Business

The virtual care market is immature and volatile, and if it does not continue to develop, if it develops more slowly than we expect, if it encounters negative publicity, or if our solutions do not drive member engagement, the growth of our business will be harmed.

The virtual care market is relatively new and unproven, and it is uncertain whether it will continue to achieve and sustain high levels of demand, consumer acceptance, and market adoption. The COVID-19 pandemic increased utilization of virtual care services, but it is uncertain whether such increase in demand will continue. Our success will depend to a substantial extent on the willingness of our members to use, and to increase the frequency and extent of their utilization of, our solutions, as well as on our ability to continue to demonstrate the value of virtual care to employers, health plans, government agencies, and other purchasers of healthcare for beneficiaries. Negative publicity concerning our solutions, or the virtual care market as a whole, could limit market acceptance of our solutions. If our clients or members do not perceive the benefits of our solutions, or if our solutions do not drive member engagement, then our market may not continue to develop, or it may develop more slowly than we expect. Similarly, individual and healthcare industry concerns or negative publicity regarding patient confidentiality and privacy in the context of virtual care could limit market acceptance of our healthcare services. If any of these events occur, it could have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive industry, and if we are not able to compete effectively, our business, financial condition, and results of operations will be harmed.

The virtual care market is competitive, and we expect it to continue to attract increased competition, which could make it difficult for us to succeed. We currently face competition in the virtual care industry for our solutions from a range of companies, including specialized software and solution providers that offer competitive solutions, often at substantially lower prices, and that are continuing to develop additional products and becoming more sophisticated and effective. Aside from other competing virtual care companies and other industry participants, we also face competition from companies that offer solutions for mental health and management of chronic conditions, and enterprise companies who are focused on or may enter the healthcare industry, including initiatives and partnerships launched by these large companies. In addition, large, well-financed health plans, technology companies and retailers have in some cases developed or acquired their own tools and may provide these solutions to their customers at discounted prices. Competition from these parties will result in continued pricing pressures, which is likely to lead to price declines in certain product segments, which could negatively impact our sales, profitability, and market share. Increased competition has also resulted in elongated sales cycles for certain products, including chronic condition management solutions, which may continue to reduce our growth and could negatively impact our sales, profitability, and market share.

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Some of our competitors may have, or new competitors or alliances may emerge that have, greater name recognition, a larger customer base, longer operating histories, more widely adopted proprietary technologies, greater marketing expertise, larger sales forces, and significantly greater resources than we do. Further, our current or potential competitors may be acquired by third parties with greater available resources. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with vendors of complementary products, technologies, or services to increase the availability of their solutions in the marketplace. Our competitors could also be better positioned to serve certain segments of our markets, which could create additional price pressure. In light of these factors, even if our solutions are more effective than those of our competitors, current or potential Clients or members may accept competitive solutions in lieu of purchasing our solutions. If we are unable to successfully compete, our business, financial condition, and results of operations would be materially adversely affected.

Rapid technological change in our industry and the interoperability with third-party technologies presents us with significant risks and challenges.

The virtual care market is characterized by rapid technological change, changing consumer requirements, short product lifecycles, and evolving industry standards. Our success will depend on our ability to enhance our solutions with next-generation technologies and to develop or to acquire and market new services to access new consumer populations. As our operations grow, we must continuously improve and upgrade our systems and infrastructure while maintaining or improving the reliability and integrity of our infrastructure as the cost of technology increases. Our future success also depends on our ability to adapt our systems and infrastructure to meet rapidly evolving consumer trends and demands while continuing to improve the performance, features, and reliability of our solutions in response to competitive services and offerings. We expect the use of alternative platforms such as tablets and wearables will continue to grow and the emergence of niche competitors who may be able to optimize offerings, services, or strategies for such platforms will require new investment in technology. New developments in other areas, such as cloud computing, have made it easier for competition to enter the markets due to lower up-front technology costs. In addition, we may not be able to maintain our existing systems or replace or introduce new technologies and systems as quickly as we would like or in a cost-effective manner.

There is no guarantee that we will possess the resources, either financial or personnel, for the research, design, and development of new applications or services, or that we will be able to utilize these resources successfully and avoid technological or market obsolescence. Further, there can be no assurance that technological advances by one or more of our competitors or future competitors will not result in our present or future applications and services becoming uncompetitive or obsolete. If we are unable to enhance our offerings and network capabilities to keep pace with rapid technological and regulatory change, or if new technologies emerge that are able to deliver competitive offerings at lower prices, more efficiently, more conveniently, or more securely than our offerings, our business, financial condition, and results of operations could be adversely affected.

Our success will also depend on the availability of our mobile apps in app stores and in “super-app” environments, and the creation, maintenance, and development of relationships with key participants in related industries, some of which may also be our competitors. In addition, if the accessibility of various apps is limited by government actions, the full functionality of devices may not be available to our members. Moreover, third-party platforms, services, and offerings are constantly evolving, and we may not be able to modify our platform to assure its compatibility with those of third parties. If we lose such interoperability, we experience difficulties or increased costs in integrating our offerings into alternative devices or systems, or manufacturers or operating systems elect not to include our offerings, make changes that degrade the functionality of our offerings, or give preferential treatment to competitive products, the growth of our business, financial condition, and results of operations could be materially adversely affected. This risk may be exacerbated by the frequency with which individuals change or upgrade their devices. In the event individuals choose devices that do not already include or support our platform or do not install our mobile apps when they change or upgrade their devices, our member engagement may be harmed.

Our growth depends in part on the success of our strategic relationships with third parties.

In order to grow our business, we anticipate that we will continue to depend on our relationships with third parties, including hospital systems. Our competitors may be effective in providing incentives to third parties to favor their products or services or to prevent or reduce subscriptions to, or utilization of, our products and services. In addition, acquisitions of our partners by our competitors could result in a decrease in the number of our current and potential clients, as our partners may no longer facilitate the adoption of our applications by potential clients. If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our business, financial condition, and results of operations may suffer. Even if we are successful, we cannot assure you that these relationships will result in increased client use of our applications or increased revenue.

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Our international operations pose certain political, legal and compliance, operational, regulatory, economic, and other risks to our business that may be different from or more significant than risks associated with our domestic operations, and our exposure to these risks is expected to increase.

Our international business is subject to political, legal and compliance, operational, regulatory, economic, and other risks resulting from differing legal and regulatory requirements, political, social, and economic conditions and unforeseeable developments in a variety of jurisdictions. These risks vary widely by country and include varying regional and geopolitical business conditions and demands, government intervention and censorship, discriminatory regulation, nationalization or expropriation of assets, and pricing constraints. Our international solutions need to meet country-specific Client and member preferences as well as country-specific legal requirements, including those related to licensing, virtual care, privacy, data storage, location, protection, and security. Our ability to conduct virtual care services internationally is subject to the applicable laws governing remote healthcare and the practice of medicine in such location, and the interpretation of these laws is evolving and vary significantly from country to county and are enforced by governmental, judicial, and regulatory authorities with broad discretion. We cannot, however, be certain that our interpretation of such laws and regulations is correct in how we structure our operations, our arrangements with physicians, services agreements, and customer arrangements.

Our international operations will require us to overcome logistical and other challenges based on differing languages, cultures, legal and regulatory schemes, and time zones. Our international operations encounter customs, business practices and client relationships that can be difficult, less flexible than in our domestic operations and expensive to modify or terminate. In some countries we are required to, or choose to, operate with local business partners, which requires us to manage our partner relationships and may reduce our operational flexibility and ability to quickly respond to business challenges.

Our international operations are also subject to particular risks in addition to those faced by our domestic operations, including:

•	the need to localize and adapt our solutions for specific countries, including translation into foreign languages and associated expenses;
•	obtaining regulatory approvals or clearances where required for the sale of our solutions, devices, and services in various countries;
•	potential loss of proprietary information due to misappropriation or laws that may be less protective of our intellectual property rights than U.S. laws or that may not be adequately enforced;
•	requirements of foreign laws and other governmental controls, including compliance challenges related to the complexity of multiple, conflicting and changing governmental laws and regulations, including employment, healthcare, tax, privacy, and data protection laws and regulations;
•	data privacy laws that require that Client and member data be stored and processed in a designated territory;
•	new and different sources of competition and laws and business practices favoring local competitors;
•	local business and cultural factors that differ from our normal standards and practices, including business practices that we are prohibited from engaging in by the FCPA and other anti-corruption laws and regulations;
•	changes to economic sanctions laws and regulations;
•	adverse tax consequences;
•	fluctuations in currency exchange rates, economic instability, and inflationary conditions, which could make our solutions more expensive or increase our costs of doing business in certain countries;
•	limitations on future growth if we do not invest sufficiently in our international operations;
•	different pricing environments, longer sales cycles, and longer accounts receivable payment cycles and collections issues;
•	political unrest, war, terrorism, economic instability, curtailment of trade, epidemics (including the COVID-19 pandemic), or regional natural disasters, in areas where we intend to offer our products and services;

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We may be forced to litigate to enforce or defend our intellectual property rights or to protect trade secrets.

Any such litigation could be very costly and could distract its management from focusing on operating our business. The existence and/or outcome of any such litigation could harm our business. We also may become subject to litigation which may have a material adverse effect on our reputation, business, results from operations, and financial condition. We may be named as a defendant in a lawsuit or regulatory action. We may also incur uninsured losses for liabilities which arise in the ordinary course of business, or which are unforeseen, including, but not limited to, employment liability and business loss claims. Any such losses could have a material adverse effect on our business, results of operations, sales, cash flow or financial condition.

Confidentiality provisions contained in agreements with our services providers, customers and others may not adequately prevent disclosure of trade secrets and other proprietary information and may not adequately protect our intellectual property.

We rely on trade secrets to protect our technology, particularly when we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. In order to protect our proprietary technology and processes, we rely in part on confidentiality and intellectual property assignment agreements with our directors, consultants, and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover our trade secrets and proprietary information, and in such case we could not assert any trade secret rights against such party. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

A significant or prolonged economic downturn could have a material adverse effect on our results of operations.

A significant or prolonged economic downturn may adversely affect the disposable income of many consumers and may lower demand for our consumer health and beauty products. Any decline in economic conditions could negatively impact our business. A significant decline in consumer demand, even if only due in part to general economic conditions, could have a material adverse effect on our revenues and profit margins.

The failure of our service providers and suppliers to supply quality services and materials in sufficient quantities, at a favorable price, and in a timely fashion could adversely affect the results of our operations.

Our outside manufacturers buy raw materials for our consumer health and beauty products from a limited number of suppliers. The loss of any of our major suppliers or of any supplier who, through our contract manufacturer, provides us materials that are hard to obtain elsewhere at the same quality could adversely affect our business operations. Although we believe we could establish alternate manufacturers and sources for most of our raw materials, any delay in locating and establishing relationships with other sources could result in shortages of products we manufacture from such raw materials, with a resulting loss of sales and customers. In certain situations we may need to alter our products or with our customer’s consent to substitute different materials from alternative sources.

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A shortage of raw materials or an unexpected interruption of supply could also result in higher prices for those materials. We have experienced increases in various raw material costs, transportation costs and the cost of petroleum-based raw materials and packaging supplies used in our business. We expect these upward pressures to continue. Although we may be able to raise our prices in response to significant increases in the cost of raw materials, we may not be able to raise prices sufficiently or quickly enough to offset the negative effects such cost increases could have on our results of operations or financial condition.

There can be no assurance suppliers will provide the quality raw materials we need in the quantities requested or at a price we are willing to pay. Because we do not control the actual production of these raw materials, we are also subject to delays caused by interruption in production of materials including but not limited to those resulting from conditions outside of our control, such as pandemics, weather, transportation interruptions, strikes, terrorism, natural disasters, and other catastrophic events.

Operating in emerging markets presents inherent challenges and uncertainties.

Emerging markets often possess volatile economic landscapes, regulatory ambiguities, and unpredictable socio-political environments. As we navigate these markets, we may encounter unforeseen challenges, such as currency fluctuations, political instability, and cultural differences in business practices. Such factors can pose risks to our operational continuity and revenue generation. Any failure to adapt effectively to the unique demands of an emerging market can have a detrimental effect on our projected growth and profitability.

Risks Related to this Offering and Ownership of Our Common Stock

An active, liquid trading market for our common stock does not currently exist and may not develop after this offering, and as a result, you may not be able to sell your common stock at or above the public offering price, or at all.

Prior to this offering, shares of our common stock were quoted on the OTC Markets Group, Inc. OTCQB Marketplace under the symbol “XCRT.” Trading on the OTCQB marketplace has been infrequent and in limited volume. Even if we receive approval to list our shares of common stock on Nasdaq in connection with this offering, an active trading market for shares of our common stock may never develop or be sustained following this offering. If an active trading market does not develop, you may have difficulty selling your shares of common stock at an attractive price, or at all. The public offering price for our common stock was determined by negotiations between us and the representative of the underwriters and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell your common stock at or above the public offering price or at any other price or at the time that you would like to sell. An inactive market may also impair our ability to raise capital by selling our common stock and may impair our ability to expand our business by using our common stock as consideration in an acquisition.

If our shares remain or become subject to the penny stock rules, it will become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Although the shares being offered will not initially be subject to the penny stock rules, if we do not retain a listing on the Nasdaq Capital Market or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.

If our common stock is approved for listing on the Nasdaq Capital Market and we subsequently fail to meet any of Nasdaq’s continued listing requirements, our common stock may be delisted. In addition, our Board of Directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from the Nasdaq Capital Market may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

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The proposed Reverse Stock Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares of common stock that will be outstanding following the Reverse Stock Split. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their common stock and greater difficulty effecting such sales.

Following the Reverse Stock Split the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the Reverse Stock Split will result in a common stock price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors.

Our Chief Executive Officer has the ability to significantly influence or control matters requiring a shareholder vote and other shareholders may not have the ability to influence corporate transactions.

Currently, Michael O’Shea, our Chief Executive Officer and a director, as well as our principal shareholder, owns 37.7% of our outstanding voting securities, including owning 120,000 shares of Series B Preferred Shares, which provides for 1,000 votes per share on all matters submitted for shareholder approval. The Series B Preferred Shares will remain issued and outstanding following this offering. Together with our other members of management and principal shareholder, they own 53.3% of our outstanding voting securities. While they will no longer own a majority of our voting securities following this offering, they will continue to assert control over our affairs. As a result, they are expected to continue to have the ability to determine the outcome on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions. See “Security Ownership of Certain Beneficial Owners and Management.”

Our stock price could be extremely volatile and may decline substantially from the public offering price. As a result, you may not be able to resell your shares at or above the price you paid for them.

There is currently a very limited trading market for our common stock. Even if a trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations. Volatility in the market price of our common stock, as well as general economic, market or political conditions, may prevent you from being able to sell your shares at or above the price you paid for your shares and may otherwise negatively affect the liquidity of our common stock. You may experience a decrease, which could be substantial, in the value of your stock, including decreases unrelated to our operating performance or prospects, and you could lose part or all of your investment. The price of our common stock has been, and could continue to be, subject to wide fluctuations in response to a number of factors, including those described elsewhere in this prospectus and others such as:

•	the effect of the COVID-19 pandemic on our business and operations;
•	our ability to generate revenues sufficient to achieve profitability and positive cash flow;
•	competition in our industry and our ability to compete effectively;
•	our ability to attract, recruit, retain and develop key personnel and qualified employees;
•	reliance on significant clients and third-party suppliers;
•	the ability of our principal stockholders to significantly influence or control matters requiring a stockholder vote;
•	our ability to successfully identify and complete acquisitions and effectively integrate those acquisitions into our operations;
•	our indebtedness and potential increases in our indebtedness;
•	our actual or anticipated operating and financial results, including how those results vary from the expectations of management, securities analysts and investors;
•	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other industry participants;
•	developments in our business or operations or our industry sectors generally;
•	any future offerings by us of our common stock;

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•

any coordinated trading activities or large derivative positions in our common stock, for example, a “short squeeze” (a short squeeze occurs when a number of investors take a short position in a stock and have to buy the borrowed securities to close out the position at a time that other short sellers of the same security also want to close out their positions, resulting in a surge in stock prices, i.e., demand is greater than supply for the stock sold short);

•	legislative or regulatory changes affecting our industry generally or our business and operations specifically;
•	the operating and stock price performance of companies that investors consider to be comparable to us;
•	announcements of strategic developments, acquisitions, restructurings, dispositions, financings and other material events by us or our competitors;
•	expectations of (or actual) equity dilution, including the actual or expected dilution to various financial measures, including earnings per share, that may be caused by this offering;
•	actions by our current shareholders, including future sales of common shares by existing shareholders, including our directors and executive officers;
•	proposed or final regulatory changes or developments;
•	anticipated or pending regulatory investigations, proceedings, or litigation that may involve or affect us; and
•	the other factors described in “Risk Factors.”

In response to any one or more of these events, the market price of shares of our common stock could decrease significantly. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources and could also require us to make substantial payments to satisfy judgments or to settle litigation.

We may issue additional shares of our common stock or create a new class of securities, including issuance of a new class of preferred stock if we need to raise additional capital.

Any additional equity securities we issue or issuances of debt we may enter into or undertake may have rights, preferences or privileges senior to those of existing holders of common stock. To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us.

Because we may issue additional shares of our common stock, investment in our Company could be subject to substantial dilution.

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 1,000,000,000 shares of common stock, $0.0001 par value per share. As of the date of this prospectus there were [_______________] shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what investors pay for their stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

Florida law, our Articles of Incorporation and our by-laws provides for the indemnification of our officers and directors at our expense, and correspondingly limits their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors:

Our Articles of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Florida or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Florida law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

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We do not intend to pay cash dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen:

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. To the extent that we require additional funding currently not provided for, our funding sources may prohibit the payment of a dividend. Because we do not currently intend to declare dividends, any gain on an investment in our Company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our Company.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Subject to certain exceptions, without the prior written consent of Titan Partners Group LLC, a division of American Capital Partners, LLC, as representative of the underwriters, we, during the period ending 180 days after the date of this prospectus, and our officers and directors and our 5% or greater stockholders, during the period ending 180 days after the date of this prospectus, have agreed not to or are otherwise restricted in their ability to: (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock; (2) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or (3) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of common stock, subject to certain exceptions. Titan, in its sole discretion, may release the common stock and other securities subject to the lock-up provisions described above in whole or in part at any time with or without notice. See “Underwriting.”

The market price of our common stock may decline significantly when the restrictions on resale by our existing stockholders lapse. A decline in the market price of our common stock might impede our ability to raise capital through the issuance of additional shares of common stock or other equity securities.

We do not intend to pay dividends on our common stock in the foreseeable future.

We have paid no dividends on our common stock to date and we do not anticipate paying any dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a dividend can further affect the market value of our common stock and could significantly affect the value of any investment in our Company.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 25 million shares of our preferred stock without further stockholder approval. 120,000 shares of preferred stock are designated Series B Preferred Stock and are outstanding and held by our chief executive officer. Our board of directors could authorize the creation of additional series of preferred stock that would grant to holders of preferred stock the right to our assets upon liquidation, or the right to receive dividend payments before dividends are distributed to the holders of common stock. In addition, subject to the rules of any securities exchange on which our stock is then listed, our board of directors could authorize the creation of additional series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

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Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of our Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of our stockholders.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of shares offered in this offering at an assumed public offering price of $____ per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of approximately $____ per share. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company,” as defined in the Jumpstart our Business Startups Act, or the JOBS Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

However, for as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We would cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of this Prospectus, (ii) the first fiscal year after our annual gross revenues are $1.0 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, or (iv) as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

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We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage once we put such coverages in place, which we intend to implement in the near future. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this Prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

As a reporting company under the Exchange Act, we expect to be classified as an "emerging growth company," as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act” or “33 Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we expect that we would be a “smaller reporting company.” In the event that we are still considered a “smaller reporting company,” at such time are we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects. Should we cease to be an “emerging growth company” but remain a “smaller reporting company”, we would be required to: (1) comply with new or revised US GAAP accounting standards applicable to public companies, (2) comply with new Public Company Accounting Oversight Board requirements applicable to the audits of public companies, and (3) to make additional disclosures with respect to related party transactions, namely Item 404(d).

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors.” Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities we are offering will be approximately $___ million (or approximately $___ million if the underwriters exercise in full their over-allotment option), after deducting the estimated underwriting discounts and commissions and estimated offering costs payable by us.

We intend to use up to $4 million of the net proceeds from this offering for our ESN Group, including product development, advertising and promotion of the ESN Group products, creating and maintaining distribution and supply chain channels., inventory expansion and increased marketing, including new programs for dermatologists in parallel to advancing our retail presence.  Specifically, the funds generated from this offering will be used for Ceramedx product development, clinical safety testing, derm tested and approved, and efficacy testing as needed, as well as earth science product development and clinical safety testing, derm tested and approved.

We also intend to use up to $4 million of the net proceeds from this offering to provide additional funding to ASA. We expect this to be in the form of loans to the venture. Terms have not yet been agreed. These funds are expected to be utilized for continued expansion and development of ASA operations, production and installation of kiosks in Africa for development of awareness programs and working capital.

We do not expect to any of the proceeds from this offering for IP and patent costs unless an advantageous opportunity relating to the same arises.

We also expect to use the balance of the proceeds from this offering for general corporate purposes and working capital, including repayment of debt and accounts receivable.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the symbol “XCRT.” We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “XCRT”. No assurance can be given that our application will be approved. If our application is not approved, we will not complete this offering.

As of January __, 2024, there were approximately 495 holders of record of our common stock.

Equity Compensation Plan Information

We did not have any equity compensation plans as of the date of this prospectus.

Dividend Policy

We have not paid any dividends since our incorporation and do not anticipate paying any dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. Our payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

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DILUTION

If you purchase in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of June 30, 2023 was $(214,237) or $(0.00051) per share of common stock.

“Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

This amount represents an immediate increase in as adjusted net tangible book value of approximately $____ per share to our existing stockholders, and an immediate dilution of $____ per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates the dilution:

Assumed public offering price per share	$–
Net tangible book value per share as of June 30, 2023	$(0.00051)
Increase in net tangible book value per share attributable to this offering	$–
Pro forma as adjusted net tangible book value per share after this offering	$–
Dilution per share to new investors	$–

If the underwriters exercise in full their over-allotment option, our pro forma as adjusted net tangible book value per share after giving effect to this offering would be approximately $________________ or $____ per share, which amount represents an immediate increase in net tangible book value of $____ per share to existing stockholders and dilution to new investors of $____ per share.

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CAPITALIZATION

The following table sets forth our cash and our capitalization as of June 30, 2023, on:

•	an actual basis; and

•	on a pro forma as adjusted basis to give effect to the sale by us of ________________ common shares in this offering, at the public offering price of $____ per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and after giving effect to our use of approximately $__________ from the net proceeds of this offering for the repayment of debt.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements for the period ended June 30, 2023, and the related notes thereto, included in this prospectus.

As of June 30, 2023
	Actual	Pro forma as adjusted
Cash and cash equivalents	$–	–
Total liabilities	–	–
Stockholders’ equity:
Series B Preferred Stock, $0.10 par value: 25,000,000 shares authorized, 120,000 shares issued and outstanding, actual, 120,000 shares issued and outstanding, pro forma as adjusted	–	–
Common Stock, $0.001 par value: ________________ shares authorized; ___________________ shares issued and outstanding, actual; _______________ shares issued and outstanding, pro forma as adjusted	–	–
Additional Paid-in Capital	–	–
Accumulated comprehensive income	–	–
Accumulated (deficit)	–	–
Total stockholders’ equity (deficit)	–	–

The number of shares to be outstanding immediately after giving effect to this offering as shown above is based on __________________ shares outstanding as of June 30, 2023, and excludes 120,000 outstanding shares of Series B Preferred Stock, which are not convertible into common stock:

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion should be read in conjunction with our financial statements and the related notes included in this prospectus. This discussion contains forward-looking statements. Please see “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

Corporate History

We were incorporated under the laws of the State of Florida on November 26, 1996, under the name Stirus Research & Development, Inc. On November 19, 1998, our name was changed to Mecaserto, Inc. Thereafter our name was changed to National Business Holdings, Inc. on May 4, 2004, and on May 28, 2004, the Company entered into a share exchange agreement with Shava, Inc., a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended. On December 27, 2004, National Business Holdings, Inc. acquired Union Dental Corp. and Direct Dental Services, Inc. On May 1, 2005, the Company changed its name to Union Dental Holdings, Inc. On April 22, 2009, the Company filed a Form 15 with the SEC, terminating its reporting obligations under the Securities Exchange Act of 1934, as amended. On October 1, 2015, Union Dental Holdings, Inc. executed an Assignment for the Benefit of Creditors assigning all of its rights in its assets to, a secured creditor. On October 5, 2016, the case was closed.

On January 6, 2020, without the knowledge or consent of the sole officer and director and controlling shareholder, an individual who had no approval or control filed a notice of reinstatement in Florida. On March 3, 2020, the same individual filed a name change to Oilvite, Inc. in an unauthorized attempt to gain control of the Company and otherwise engage in corporate identity theft. On July 13, 2020, the Company filed Articles of Amendment in Florida changing the name of the Company back to “Union Dental Holdings, Inc.” from Oilvite Inc.

Effective as of May 1, 2020, our former sole officer and director resigned as sole officer and director and appointed Michael F. O’Shea to his current positions with us. Also, at this time he transferred all of his ownership in our Company to Michael F. O’Shea.

On October 23, 2020, we filed Articles of Amendment in Florida changing our name to “Xcelerate, Inc.”

Our principal place of business is located at is 110 Renaissance Circle, Mauldin, SC 29662. Our phone number is (854) 900-2020 and our website address is www.xcelerate.global.

Except as disclosed hereinabove, we have not been subject to any bankruptcy, receivership or similar proceeding.

Going Concern

Our financial statements contained in this prospectus have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. We have a minimal operating history and minimal revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues for the immediate future.  See “Financial Statements and Notes.”

Results of Operations

Comparison of Results of Operations for the Six Months ended June 30, 2023 and 2022

We were not generating any revenue from operations at June 30, 2023 or 2022. General and administrative expense was $191,853 during the six months ended June 20, 2023, compared to general and administrative expense of $126,017 during the six months ended June 30, 2022, an increase of $65,836, due to increased operations, including the costs associated with the acquisition of the ESN Group during the period ended June 30, 2023. We were not paying any salaries during either of these periods. We also incurred stock based compensation charges of $1,453,000 and $650,000 during the six month periods ended June 30, 2023 and 2022, respectively As we had limited financial resources available, we utilized our common stock as a means of compensation in lieu of cash to compensate our management, including advisory board members and directors, and for various service providers. During the six month period ended June 30, 2023, the components of stock based compensation included 24,000,000 shares valued at $0.054, or a total of $1,296,000. These shares were issued to service providers. 4,500,000 shares valued at $0.035, or a total of $157,500, were issued to a financial consultant. During the six month period ended June 30, 2022, the components of stock based compensation included 13,000,000 shares valued at $0.05, or a total of $650,000, which were issued to service providers and members of the Company’s advisory board.

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As a result, we incurred a net loss of $1,802,853 during the six months ended June 30, 2023, compared to a net loss of $776,017 during the six month period ended June 30, 2022.

Comparison of Results of Operations for the Years Ended December 31, 2022 and 2021.

We generated a net loss from operations during the years ended December 31, 2022 and 2021 of approximately $844,609 and $231,026, respectively. General and administrative expenses decreased in our fiscal year ended 2022 by $9,521.

As of December 31, 2022, we had $18,815 in current assets as a result of its recent offering pursuant to Regulation A. In 2021 we had no current assets.

Liquidity and Capital Resources

As of September 30, 2023, we had cash and cash equivalents of $________.

As discussed in Note 2 to the consolidated financial statements included in this prospectus for going concern, we have incurred significant continuing losses in 2023 and 2022. Our total accumulated deficits as of June 30, 2023 and December 31, 2022 were $7,079,931 and $6,235,322, respectively. Our ability to continue operating is highly dependent upon continued funding from the debt and/or equity markets. Our historical and ongoing dependence on proceeds from debt and/or equity issuances to fund operating expenses could raise substantial doubt about our ability to continue as a going concern. We believe that this offering, if successfully completed, will fully mitigate the afore expressed doubt about our ability to continue as a going concern. The financial statements included in this prospectus have been prepared assuming that we will continue as a going concern and, accordingly, do not include any adjustments relating to any going concern uncertainty.

Cash flows used in investing activities was $90,000 for the six months ended June 30, 2023, compared to $110,000 for the six month period ended June 30, 2022.

Net cash flows provided by financing activities totaled $224,007 during the six month period ended June 30, 2023, compared to $196,100 during the same period in 2022.

Net cash used in operating activities for the year ended December 31, 2022, was $137,940 compared to net cash used in operating activities of $145,668 for the year ended December 31, 2021.

Net cash used in investing activities for the year ended December 31, 2022, was $210,000, compared to $-0- in 2021. The change is attributable to the investment made by the Company in ASA.

Net cash provided by financing activities in 2022 was $366,754 for the year ended December 31, 2022, compared to $145,668 for the year ended December 31, 2021. The material increase in 2022 was attributable to $400,000 in proceeds from the sale of common stock in 2022 compared to $-0- in 2021, partially offset by related party loans of $145,668 in 2021, compared to repayments of related party loans of $33,246 in 2022.

Prior to commencement of our Regulation A Offering, the funding for our operations were provided by our CEO in the form of interest free demand loans. As of June 30, 2023 and December 31,2022, the balance of notes payable to the CEO was $246,074 and $132,067 respectively. During the six months ended June 30, 2023, one of our principal shareholders provided an interest free demand loan of $110,000.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the six month period ended June 30, 2023.

Critical Accounting Policies and Estimates

Critical Accounting Estimates

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements. The most significant estimates relate to the calculation of stock-based compensation, income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these condensed financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates. There have been no material changes to the Company’s accounting estimates since the issuance of the Company’s financial statements for the fiscal year ended December 31, 2022.

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On April 5, 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (“Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have chosen to take advantage of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards until those standards would otherwise apply to private companies provided under the JOBS Act. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates for complying with new or revised accounting standards.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the  Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Leases

We follow the guidance in ASC 842 “Accounting for Leases,” as amended, which requires us to evaluate the lease agreements we enter into to determine whether they represent operating or capital leases at the inception of the lease. Our Company is not party to any lease agreements. Our CEO provides office space at no cost to us.

Recently Adopted Accounting Standards

We do not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this prospectus there were no off-balance sheet arrangements.

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BUSINESS

Corporate History

Xcelerate, Inc. (“we,” “us,” “our” or the “Company”) was incorporated under the laws of the State of Florida on November 26, 1996, under the name Stirus Research & Development, Inc. On November 19, 1998, our name was changed to Mecaserto, Inc. Thereafter, on May 4, 2004, our name was changed to National Business Holdings, Inc. and on May 28, 2004, the Company entered into a share exchange agreement with Shava, Inc., a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended. On December 27, 2004, we acquired Union Dental Corp. and Direct Dental Services, Inc. On May 1, 2005, we changed our name to Union Dental Holdings, Inc. On April 22, 2009, we filed a Form 15 with the SEC, terminating our reporting obligations under the Securities Exchange Act of 1934, as amended. On October 1, 2015, Union Dental Holdings, Inc. executed an Assignment for the Benefit of Creditors assigning all of its rights in its assets to a secured creditor and on October 5, 2016, just over one year later after the assets had been distributed to the secured creditors, the case was closed.

On January 6, 2020, without the knowledge or consent of our sole officer and director and controlling shareholder, an individual who had no approval or control filed a notice of reinstatement in Florida. Then on March 3, 2020, the same individual filed a name change to Oilvite, Inc. in an unauthorized attempt to gain control of the Company and otherwise engage in corporate identity theft. On July 13, 2020, we filed Articles of Amendment in Florida changing our name back to “Union Dental Holdings, Inc.” from Oilvite Inc.

Effective as of May 1, 2020, the former sole officer and director resigned as sole officer and director and appointed Michael F. O’Shea to hold his positions with us. Also, at this time he transferred all of his ownership in our Company to Michael F. O’Shea.

On July 23, 2020, Mr. Steve Gravely joined our Board of Directors followed by Mr. Jason Householder on August 23, 2020 and Mr. Silken in May 2022.

On October 23, 2020, we filed Articles of Amendment in Florida changing our name to “Xcelerate, Inc.”

Business Overview and Plan of Operation

In May 2020, Michael O’Shea, our sole officer and a director, was assigned majority control of our voting securities and was appointed to his current positions with us. He began to implement a strategic change in our business plan that initially included two separate but related businesses within the healthcare industry, including (i) development of medical technology and a virtual health platform to help patients in developing countries meet their medical needs by extending the reach of physicians through the technology; and (ii) owning and licensing the rights to various forms of medical equipment. In 2022, we expanded this business plan to include the marketing and sale of over-the counter healthcare products. See “Healthcare Products” below. As of the date of this prospectus we are engaged in three separate but related businesses within the medical, health and wellness sectors, including:

•	formulation, packaging and marketing of consumer health and beauty, clinically tested skin care products;
•	development of AI and virtual health technology to assist patients in developing countries, initially in Africa, to provide for their population to obtain medical care by extending the reach of physicians through the use of that technology; and
•	owning and licensing the rights to various forms of medical equipment and portfolio of patents, patents pending and technology licenses;

To fund these operations, in March 2022 we commenced an offering of our common stock pursuant to Regulation A promulgated under the Securities Act of 1933, as amended. This offering closed in February 2023 after we sold 8,000,000 shares of our common stock at an offering price of $.05 per share for aggregate gross proceeds of $400,000.

Healthcare Products

Effective July 20, 2023, we completed an acquisition of a majority interest in both ESN Group, Inc. (“ESN”) and California Skin Research, Inc., (“CSRI”), (collectively the “ESN Group”) and their portfolio of health care and skin care products, including Ceramedx®, a natural ”plant based” ingredient therapeutic product and Earth Science Beauty.

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To acquire these interests, we purchased shares directly from ESN, repaid outstanding debt, and purchased shares from current shareholders for aggregate consideration of approximately $463,000. We utilized our available cash, as well as loans from our Chief Executive Officer, to fund these acquisitions. These loans are interest-free and are due upon demand. We issued an aggregate of 3 million shares of our common stock in consideration for these loans.

ESN Group has been in the personal care market since 2002, initially with its Earth Science Naturals Brand of products. These plant-based ingredient cosmetics were initially sold through the “natural channel” of stores and chains, including but not limited to Whole Foods Markets, Sprouts Market, New Seasons Market, New Leaf Market, Fresh Thyme Markets, and Natural Grocers/Vitamin Cottage. ESN’s products include skincare, hair care, and body care alternatives.

Since its inception, the ESN Group‘s business plan has been to utilize science to develop unique differentiated products made from plant-based ingredients. We believe that over the past decade there has been a recognition and increased consumer demand for natural plant-based personal care alternative to traditional products currently being offered in retail chains.

Our moisturizing products provide moisturization, anti-aging and antioxidant properties to the skin. Our cleansers use a combination of ingredients that offer mild astringents and cleansing properties. Other active ingredients are included that restore the moisture, oftentimes stripped by cleansers. Our eye makeup remover uses a combination of 6 mild active ingredients that work in unison to clean, reduce redness, provide anti-aging properties, provide anti-inflammatory properties, restore moisture and calm the sensitive skin around the eye and eyelids.

We believe our products are superior to other competitive products on the market that are utilized for the same purposes. Specifically, our competitors typically use a stand-alone unique ingredient and build a marketing story around that ingredient. Since its inception, the ESN Group’s business plan has been to utilize science to develop unique differentiated products made from plant-based ingredients. The business mantra remains “products created from the earth and perfected by science”

We also target 3 different skin types with our products, including dry skin, oily skin and normal skin that has varying degrees of dry patches or oily patches around the face. Our products are also pH balanced and identified on the packaging so the consumer can dial in the offering needed to meet their needs. CERAMEDX is developed around a unique matrix and process which is kept as a trade secret.

In 2018, ESN Group developed Ceramedx, a unique brand of natural plant-based products/formulations in the therapeutic personal care market space, to complement its beauty brand of Earth Science Naturals and differentiate itself with a unique offering in the natural market. Ceramedx was developed to address the needs of sensitive dry skin and clinically diagnosed problems such as Atopic Dermatitis, Eczema and Psoriasis. The Ceramedx products are built on a unique proprietary technology (Riceramide 3), which incorporates plant-based ceramides and phospholipids, cholesterol, and fatty acids that mimic the skin’s natural moisture barrier. We believe Ceramedx is the first and only natural ceramide product offering in the market today.

ESN Group is also developing a three-product system for hair and scalp, which is expected to be released in the first quarter of 2024.

In the beauty sector, ESN Group’s leading products include its Olive & Avocado Shampoo and Conditioning Hair Masque. ESN Group also offers a uniquely formulated eye make-up remover. We believe that Earth Science was one of the first health and skin care companies to introduce natural facial skincare targeted to specific skin types. Earth Science currently offers the largest fragrance free natural product offering. These product sectors include normal skin (Essentials Line), oily-combination skin (Purifying Line), and dry skin (Hydrating Line). Earth Science Offers one of the largest fragrance free natural product offerings in the market. (It is better to say broadest used fragrance fee offering)

•	Unique in that we offer 13 products in the Earth Science Portfolio which cover face, body and hair with a fragrance free set of products. This comprises approximately 1/2 of the portfolio.
•	Eye makeup remover, serums, Cleansing washes, moisturizer, deodorant and shampoos /conditioners.
•	All 7 of the current Ceramedx products are fragrance free. Including Ceramedx the entire ESN total offering is 20 products.
•	Why fragrance free:
○	fragrance (even natural fragrances) can be an irritant to skin and consumers are migrating more towards non-fragranced offerings
○	fragranced personal care products clash with fragrances of perfumes, colognes etc. which consumers are becoming less tolerant of.

All 3 sectors are expected to have new innovation of products coming to market in the next 6 months.

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While no assurances can be provided, we believe that the following trends will impact the healthcare products markets for the foreseeable future:

•	The market trend is for natural products vs. synthetics will continue to be a major contributor to growth in the health and beauty industry.
•	According to Drug Topics Magazine and Dermatology Times (October 2022), 71% of consumers identify wanting products that address sensitive dry skin.
•	We believe that new consumers entering the marketplace (Gen Z, and Millennials) will choose a natural alternative to meet their health beauty needs.
•	Products need to have proven science behind them to substantiate their capability.
•	Technically differentiated products will capture consumer and retailer needs if marketed properly.

We believe that Ceramedx is the first natural alternative to CeraVe, Eucerin, and/or Cetaphil, the leading skincare products on the market.

ESN Group brands are offered and sold into the following US & Canadian markets:

•	Direct to Consumer;
•	Online Resellers, including: iHerb, Amazon, Thrive Market, Emerson Ecologics;
•	National Distribution into the Natural and Conventional Grocery: UNFI, KeHE, Threshold, PurityLife ;
•	Direct to Retailers: Schnucks Markets, Wakefern, Hannaford, Albertsons.

Products have proprietary formulas owned by us and manufactured currently by 3 key contract manufacturing partners in Southern California. As our growth strategy evolves, we intend to expand to additional contract manufacturers in the Midwest and Eastern regions in the United States. This should provide faster response to customer demands and reduce overall distribution costs.

Sales and Marketing

To date, ESN has utilized an independent broker network of approximately 350 persons to support its sales and marketing efforts. This network included 3 independent agencies, including Acosta, for the area west of the Mississippi, Maximum Marketing, for east of the Mississippi and Purity Life, who is the National Distributor for Canada and LeBeau EXCEL who is the National Sales Broker company in Canada. We pay a standard broker commission of 5% of net revenue.

While we intend to continue to utilize our independent broker network, we also intend to expand our marketing efforts into direct marketing to retail and certain target markets, including the military, mass retail and mass drug. In August 2023, we signed a strategic marketing agreement with ProductSector, LLC, a brand development company specializing in consumer products with a focus on the health and wellness sector. ProductSector intends to assist in expanding market penetration to its existing mass market, government and pharmacy clients. We have developed a dual marketing plan/strategy that is intended to engage in direct marketing to the dermatologist market.

AfiySasa Africa, LLC

In December 2021, we signed a Membership Interest Purchase Agreement to acquire a majority interest in AfiySasa Africa, LLC, a Wyoming limited liability company (“ASA”), a start-up medical technology and virtual health company that we believe is uniquely positioned to help patients in developing countries meet their medical needs by extending the reach of physicians through the technology. The day to day operations of ASA are handled by Dr. Dilantha Ellegala and Doyle Word, who are the Managers of ASA and who together have devoted over 30 years of work in Africa.

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Dr. Ellegala’s neurosurgical expertise is in complex brain surgery and in Global Health Development. He has immersive experience in Tanzania having lived and worked for 4 of the past 17 years from (2006 to 2023) training healthcare workers. Recognizing an unmet need for medical education in rural areas of Africa, Dr. Ellegala and Mr. Doyle Word founded Madaktari Africa in 2008, a nonprofit company dedicated to improving health care around the world by facilitating global medical education efforts. They had training programs in many clinical areas of medicine at the major zonal hospitals in the country and their work was presented at the World Economic Forum (Africa, 2010). Recipients of a $1.5 million grant through the United States Department of Defense, they effected the development of nephrology and dialysis care and cardiac care in Southwestern Tanzania and subsequently their organization led the training of clinicians at what is now the premier Cardiac Institute in the region at the Jakaya Kikwete Cardiac Institute in Dar es Salaam. Additionally, as a young faculty member, Dr Ellegala was the founding Dean of the Center for Global Health at the Medical University of South Carolina.

This technology is centered around patented and patent pending software that uses and incorporates artificial intelligence (“AI”) and augmented reality (“AR”) licensed from AdviNOW, an Arizona based medical software company who developed and holds patents for the licensed software. On October 26, 2021, ASA has executed exclusive Reseller Agreement with AdviNOW for 10 initial priority markets across Africa including Tanzania, Kenya, Ethiopia, Uganda, Malawi, Zambia, Ghana, Zimbabwe, Botswana, South Africa and Egypt, representing a total catchment of approximately 1 billion people. ASA has agreed to pay AdviNow a percentage of gross revenue received by ASA, on a sliding scale, beginning at 3% for 2024 and 2025 and increasing and capped at 10% in 2028.

The app is designed to connect people virtually in remote and urban areas where there is limited medical infrastructure and/or limited medical professionals or in areas where high patient volumes are overburdening the existing health system, with licensed physicians. The system is accessed by patients on their cell phones, tablets, or computers, and allows licensed physicians and other medical personnel to conduct initial check-in, triage, and determine the most appropriate care path, virtually. Additionally, through a set of questions and answers that are dynamically integrated with the system’s proprietary AI component, measurements may be taken with medical devices that connect to a cell phone, tablet or computer (i.e., stethoscope, thermometer, pulse oximeter etc.), bringing the telemedicine virtual appointment to the next level and beyond. The AI assists with Q&A and with the AR to arrive at diagnostic possibilities, testing and treatment options and the next steps for the patient. This can be done in a fully automated fashion where there is no or extremely limited medical access, in a partially automated fully virtual fashion where physical access to a health care provider is not possible, or non-virtually as a means to make existing health care providers more efficient and more accurate in their diagnosis, testing, and treatment.

ASA’s vision is to be the technology platform that allows “leapfrogging” advancement in the delivery of world class healthcare, initially in Africa, the continent with the largest population growth and high smartphone utilization for services, but without the ability to grow healthcare services in the traditional manner.

Our plan has been to initially concentrate on the Tanzania program launch. ASA’s efforts in Tanzania are done through ASA’s wholly owned subsidiary, Afya Sasa Tanzania, Inc. ASA’s efforts in 2022 were devoted to establishing pilot partnerships with hospitals, pharmacies and clinics. During 2024, we are seeking to scale up the program to reach most major cities as well as acquiring government backed contracts for subscribers in rural areas. Our business model projects revenue to come from multiple sources including member fees, technology (hospital) fees, prescription fees, scheduling fees and virtual consultation fees (as a % of billings by the provider) as well as nationwide National Health System underwriting commitments once the system is fully integrated.

To acquire our interest in ASA we agreed to pay an aggregate of $320,000 in cash to cover the capital required for the initial phase of development and we have issued an aggregate of 4 million shares of our common stock to ASAya. In July 2023, we satisfied our obligation to provide the aforesaid funding which has enabled ASA to hire four employees in Tanzania. We have also agreed to facilitate the raising of additional funds, if necessary, once the business concept is established and is deemed viable and revenues from this project are insufficient to continue to develop this opportunity.

In February 2023, ASA signed a Memorandum of Understanding to implement its Artificial Intelligence (AI) based health services at The National Hospital of Tanzania. Later in the same month ASA signed a Memorandum of Understanding to implement its Artificial Intelligence (AI) based health services at Haydom Regional Rural Referral Hospital, also known as Haydom Lutheran Hospital (“HLH”) in Haydom, Tanzania. HLH is a 420-bed hospital serving 900,000 people in its catchment area and 5.7 million people in the greater reference area. It is also one of the leading faith-based hospitals in Tanzania and we expect that it will provide an entry to the other faith-based hospital systems in the region.

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We believe significant advancement of this project was made by ASA between July 2022 through July 2023 toward our goal to provide AI based virtual health services to the majority of patients in Tanzania. As of the date of this prospectus we have signed agreements to provide our technology with two hospitals in Tanzania, including (i) Haydom Regional Rural Referral Hospital, also known as Haydom Lutheran Hospital (“HLH”) in Haydom, Tanzania, a 420-bed hospital serving 5.7 million people in North Central Tanzania, which provides for 12,635 inpatient admissions and 103,173 outpatient visits annually; and (ii) The National Hospital of Tanzania, Muhimbili National Hospital, Mloganzila (“MNH”) in Dar es Salaam, Tanzania, the largest hospital in East Africa. Muhimbili National Hospital System is the premier tertiary care hospital system (1,500 inpatient beds, 2,000 outpatient visits per day) for all of Tanzania, a country of 64 million people.

The contracts provide for revenues to come from multiple sources including member fees, technology (hospital) fees, prescription fees and virtual consultation fees (as a % of billings by the provider), as well as nationwide National Health System underwriting commitments once the system is fully integrated. While no assurances can be provided, we anticipate generating revenues from these agreements approximately 3-4 months following closing of this offering. See “Use of Proceeds”.

Revenue is anticipated to be generated by the payment of a technology fee by the patient at the point of care. We have two parallel and complementary tracks to revenue generation, including:

•	The hospital based business to business path which is well underway with the agreements described above; and
•	The Direct to Consumer (Business to Consumer) deployment of ASA which is intended to drive patients to our partnering hospital systems.

ASA is working towards developing multiple different revenue streams for different services. For each stream, once technology is in place we expect that there will be an initial trial period for testing, followed by a small scale period of limited revenue and then a rapid scale up to meet unmet demand. These streams include:

•	Virtual Consultation: During the first stage of operations, ASA will launch virtual consultation services making use of its patient portal, AI supported Q&A, and doctors confirmation of AI generated orders, diagnosis and treatment.

•	Referral and appointment booking fees: ASA intends to leverage its existing hospital MOUs and launch a fee based VIP appointment booking service for senior doctors and specialists.

•	With expected completed system development later in 2024 and early in 2025, ASA plans to launch digital front door services and realize technical fee revenue, scale up virtual consultation and referral services, initiate membership revenue and realize prescription fee revenue. Tanzania does not currently have specific regulations for virtual health services or AI/AR services. The Government of Tanzania Ministry of Health has drafted some initial guidelines and all ASA’s planned operations fit within draft guidelines and proposed processes.

The ASA/MNH partnership means all services will initially be launched in partnership with the national Government hospital and MNH will lead engagement with the Ministry of Health in areas where approvals or licensing are required.

We believe that ASA compares favorably with similar programs being implemented by others, with plans for a much wider range of services through potential associations with licensed physicians and clinical technicians, including Digital front door, augmented reality medical measurements, patient data collection, scribing, telemedicine, AI assisted diagnosis and treatment, drug and non-drug treatment, EMR integration, closed loop follow up and criteria based audit, customized for country context and US patient protected AI and AR.

Once a service is operating successfully in Tanzania and generating revenue, ASA will immediately look to expand offering similar services to neighboring East African countries. ASA currently projects to launch services in Kenya in late 2025, dependent upon meeting the timeline established for Tanzania. but there are no assurances that we will complete the implementation of our program in Tanzania, that such installation will be successful, or that this will be accomplished within the time parameters expressed herein, or that we will successfully reach an acceptable agreement with hospitals in Kenya.

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Healthcare Products

In May 2022, we acquired a portfolio of patents, patents pending and technology licenses from HS Pharmaceuticals LLC, a manufacturer and distributer of dermatological products for chronic wounds, burns and drug resistant infections, in consideration for the issuance of 10 million common shares of our common stock, as well as an agreement for both parties to share equally in any future profits that may result from the patents, net of any expense we incur in the development of the patents subsequent to the sale date.

Following is a list of our current patents.

Patents Acquired from HS Pharmaceutical, LLC

U.S. Patents

•	U.S. 9,889,151: methods of treating specific cancers with a composition releasing orthosilicic acid in vivo. Granted 13 February 2018
•	U.S. 9,333,224: methods of treating bacterial infection with a composition releasing orthosilicic acid in vivo. Granted 10 May 2016
•	U.S. 10,493,097: methods of treating specific types of ulcers (wounds) with a composition releasing orthosilicic acid in vivo. Granted 03 December 2019
•	U.S. 16/089,613: composition for bone repair/replacement comprising silicate and bone/bone surrogate. Pending
•	U.S. 16/670,060: novel bone putty compositions and methods of use. Pending

European Patents - Validated in Germany, Spain, France, the United Kingdom, Ireland, Italy:

•	EP 2211868: Silicate solution for treating melanoma
•	EP 3305305: Silicate solution for wound healing
•	EP 21178277.6 pending
•	In-licensed IP (United Kingdom Research and Innovation)
•	Granted U.S., EP, AU, JP, Eurasian, CN patents
•	Pending in CA, HK, KR, SG

Patents Filed by Xcelerate, Inc.

•	U.S. 18/187,352: Surgical Tool with targeting guidance. Published 12 October 2023, Pending
•	U.S. 18/189,441: Surgical Device for use with surgical tool. Published 12 October 2023, Pending

Patent License from Consulting Group of Jocassee, Inc.

•	U.S. 10,718,586; Enhanced metal matrix composite weapon barrels. Granted 28 May 2019

As stated herein, we do not currently intend to utilize any of the proceeds from this offering to develop these patents. We may utilize funds derived from revenue to develop new products using these patents, if any, or may enter into agreements with third parties interested in developing one or more of our patents if agreeable terms can be reached.

Health / Skin Care Products

In August 2022, we announced that we had begun an initiative to identify marketing/manufacturing partners to assist in the development of over-the-counter healthcare products based on our existing patent portfolio. We conducted meetings with several research universities to explore the possibility of creating joint research programs relating to the IP but these meetings failed to result in any definitive agreements. No additional efforts in this regard have been successful. Our priorities following this offering are expected to emphasize the development of the business of the ESN Group and ASA.

MedTech Development

We have assembled an internationally recognized team of transnational clinicians, engineers and business leaders as consultants and advisors to identify, acquire, and develop engineering advancements, intellectual property and operating businesses in, or with applications in medical technology and clinical care based on a need/gap identified by our management in the market. These individuals include Dr. Dilan Ellegala, Dr. Anja Glisovic and Dr. Barry Marshall, Nobel Lauriat. Our business strategy is to acquire innovation at the engineering/patent level, marry it with appropriate early-stage operational med tech companies and apply it in a controlled clinical care setting which fosters engineering/clinical / business advancements under one umbrella.

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We began implementing this current business plan by acquiring the world-wide exclusive rights to a metal alloy technology for use in medical applications or devices where heat of the device causes problems with its performance. The alloy was originally developed as a solution to the distortion effects rifle barrels exhibit when they overheat. Consistent, continuous use causes the barrel of a firearm to overheat and become distorted. This causes a loss of accuracy with heavy use. This is an even larger issue with sniper rifles, where accuracy is paramount and even the smallest distortion of the barrel will negatively affect its accuracy.

In September 2020, we entered into an exclusive world-wide license agreement with Consulting Group of Jocassee, Inc., Pickens, South Carolina, for use of the technology in the medical field, which includes US Patent #10,718586 and any continuations, divisonals and any additional patent applications, patents, continuations and divisonals that are based on the metal matrix as used in the initial patent, except for use in medical applications. Both of the patent’s inventors have joined our Company. Mr. Steve Gravely is a member of our Board of Directors and Dr. Anja Glisovic serves as our Acting Chief Science Officer. See “Management” and “Transactions with Related Persons”, below.

The License provides for a 5% royalty to be paid to us on all gross revenue generated from the sale of products developed by the licensee using the patent and intellectual rights associated with the License. In consideration for the License we issued 5 million shares of our common stock and agreed to pay a royalty equal to 5% of the gross revenue we derived from the sale of products developed pursuant to this License. To date, we have not generated any revenues from this situation and no royalties have been paid. We do not expect to generate any material revenue from this endeavor.

We do not intend to manufacture the surgical devices that are the subject of the pending patent and the current patent license but intend to license the technology to current manufacturers of these devices. We intend to identify potential licensees and approach them with a license proposal based on a flat fee plus an ongoing royalty and minimum sale requirements. By keeping this process in-house we believe we can control and limit what manufacturer is licensed based on the specific instrument they manufacture and also provide in-house technical expertise to assist in integrating our technology into their existing product line.

On March 24, 2022, we obtained patent pending status for our first in-house invention “Surgical Tools with Targeting Guidance,” filed under application number 63/323,112. Being the first in a series of patents and innovations which we expect will be filed over the following months, it improves handling and precision of surgical tools by aiding the surgeon in observing the surgical site, adjust tool alignment and target acquisition. By integrating target marker projection in the tool and utilizing camera miniaturization it is now feasible to give the surgeon a 1st-person ”tool view“ of the surgical site as well as distance information between tool and the intended point of surgery in real time. This will allow procedures to both progress faster as well as with better accuracy. Improvements are expected to benefit patients and surgeons alike.

In March 2023, we filed two utility patent applications under application numbers 18/187,352 and 18/189,441. Additionally, they were filed as PCT applications under PCT/US2023/015755 and PCT/US2023/016194. Both applications are claiming priority to our patent application “Surgical Tools with Targeting Guidance”, filed under application number 63/323,112 in March 2022. We are currently developing three different InTool product lines: InTool Responder, InTool Clinic and InTool Infirmary. InTool Responder is geared towards emergency responders, including civilian and military paramedics. Accordingly, their InTool products will be disposable and come with a rugged, reusable display and a lot of inbuilt auto-adjustment features to optimize contrast and illumination. They will also conform with NATO standardizations as well as with US regulations. InTool Clinic has a different focus. It is aimed to use these applications in hospitals and operating theatres. Products from this line will allow additional features to be adjusted by the surgeon and graphical postprocessing. For example, there will be access to the Color Rendering Index (CRI), which is especially crucial in the red color palette to identify and distinguish blood vessels. Finally, there will be the InTool Infirmary line. No one wants to throw away the stock of surgical tools at hand but at the same time wants the newest tools to provide the best possible care to patients. We have recognized this fact and addressed this with the InTool Infirmary product line, which will allow to retrofit existing surgical tools with the mentioned functionalities.

Growth by Acquisitions

As discussed above, our management is always aware of other related companies and how they may positively impact our business. We intend to continue to explore and if we believe that it is in our best interests, engage in what we believe to be synergistic acquisitions or joint ventures with unrelated companies that we believe will enhance our business plan. If we are successful in our attempts to acquire synergistic companies utilizing our securities as part or all of the consideration to be paid, our current shareholders will incur dilution. There are no assurances we will be able to consummate additional acquisitions using our securities as consideration, or at all.

There are numerous things that will need to occur in order to allow us to implement this aspect of our business plan and there are no assurances that any of these developments will occur, or if they do occur, that we will be successful in fully implementing our plan. If we are successful, the acquisition of related, complimentary businesses is expected to increase revenues and profits by providing a broader range of services in vertical markets which are consolidated under one parent, thus reducing overhead costs by streamlining operations and eliminating duplicitous efforts and costs. There are no assurances that we will increase profitability if we are successful in acquiring other synergistic companies.

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Management will seek out and evaluate related, complimentary businesses for acquisition. The integrity and reputation of any potential acquisition candidate will first be thoroughly reviewed to ensure it meets with management’s standards. Once targeted as a potential acquisition candidate, we will enter into negotiations with the potential candidate and commence due diligence evaluation of each business, including its financial statements, cash flow, debt, location and other material aspects of the candidate’s business.

In implementing a structure for a particular acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business.

Seasonality

None of our business segments are subject to any seasonality.

Legal proceedings

As of the date of this prospectus we are not involved in any litigation and management is unaware of any threatened action.

Facilities

Our current address is 110 Renaissance Circle, Mauldin, SC 29662, which is provided to us on a rent-free basis by a company owned by our CEO. This space consists of 200 square feet of executive offices. It is anticipated that this location will meet our needs for the foreseeable future.

The ESN Group leases 8,200 sq feet, including 5,500 sq. ft of warehouse space and 2,700 sq feet of executive office space located at 6383-B Rose Lane, Carpinteria, CA pursuant to a written lease that expires in Marh 2024. Monthly rent is $7,392. While we believe this space will be sufficient for the immediate future, we expect to outgrow this space following the closing of this Offering. We are currently examining our various alternatives and options.

ASA’s principal place of business is located at Plot 1826/26 Chole Road, Masaka Dar es Salaam, Tanzania, which consists of 10 s/m of office space. A majority of their required space will be provided by the applicable hospitals. ASA also has various offices in Arizona. We are not responsible for any of these lease costs.

Employees

As of the date of this prospectus, we have three employees and the ESN Group employs 7 persons.

In addition to its 2 person management team, ASA has 2 full time employees, plus three part time employees. None of ASA’s employees are considered our employees.

None of these employees are members of any union. The relationship with these employees is good.

Competition

The healthcare product business is highly competitive. This market segment includes numerous manufacturers, marketers, and retailers that actively compete for the business of consumers both in the United States and Canada, the principal markets for the ESN Group. Most of our competitors, such as Proctor and Gamble, Johnson and Johnson, Loreal and others, are large companies with substantially greater financial, technical and human resources than we have. The market is also highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. Sales of similar products by competitors may materially and adversely affect our business, financial condition and results of operations.

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Relevant to ASA, we believe there are other companies pursuing similar concepts but as of the date of this prospectus, we do not believe that any one group has established itself as the leader in this endeavor. We believe competitors include are Babylon (Rwanda only), Agha Khan Pigia Daktar (an app that only supports scribing), iPath plus which only supports Scribing and EMR integration), Lyft Plus (Digital Front Door and Scribing) and Ada Health. Ada Health has a digital front door and scribing and is pursuing a research trials approach.

We believe ASA compares favorably to its competitors due to Dr. Ellegala and Mr. Word’s considerable history and involvement in healthcare in the region, as well as its plans to provide a much wider range of services including digital front door, augmented reality medical measurements, patient data collection, scribing, telemedicine, AI assisted diagnosis and treatment, drug and non-drug treatment, EMR integration, closed loop follow up and criteria based audit, customized for country context and US patient protected AI and AR. However, there can be no assurances that ASA will establish any competitive advantage or that its proposed plan of operations will be successful.

As we described above, we have filed patent application “Surgical Tools with Targeting Guidance”, wherein we intend to license these rights to a manufacturer of medical devices. There are numerous other companies throughout the world that are engaged in the business of developing and manufacturing new medical devices, most of whom are larger, more experienced and have significantly greater financial resources than we currently have available.

Government Regulations

Except for our over-the-counter healthcare product business, none of our business or proposed business requires any material compliance with governmental regulations. All of our health care business operations are subject to extensive and frequently changing federal, state, provincial and local laws and regulations. All products are clinically tested to meet FDA guidelines for safety, efficacy, and product claims. None of our products have been approved or cleared by the FDA.

Current law in the US does not require cosmetic products and ingredients, other than color additives, to have FDA approval before they go on the market, but there are laws and regulations that apply to cosmetics on the market in interstate commerce. The two most important laws pertaining to cosmetics marketed in the United States are the Federal Food, Drug, and Cosmetic Act (FD&C Act) and the Fair Packaging and Labeling Act (FPLA). The FDA regulates cosmetics under the authority of these laws.

The FDA has historically regulated OTC products which offer SPF Facial Lotion.  The FDA is also taking a more active role in product labeling substantiation. Compliance with these regulations is a shared responsibility between us and our manufacturing labs. We engage in extensive testing at certified labs to assist in identifying and supporting the label claims made for our products. Our products go through extensive internal and external review before going to market with products and their supporting marketing materials.

We are committed to meeting or exceeding the standards set by the FDA and the FTC and we believe we are currently operating within both the FDA and FTC regulations.

We are unaware of any established governmental regulations applicable to our proposed operations in Africa. Tanzania does not currently have specific regulations for virtual health services or AI/AR services. The Government of Tanzania Ministry of Health has drafted some initial guidelines and all ASA’s planned operations fit within draft guidelines and proposed processes. The ASA/MNH partnership means all services will initially be launched in partnership with the national Government hospital and MNH will lead engagement with the Ministry of Health in areas where approvals or licensing are required in the future.

Lastly, we do not have any intention of obtaining government approval of our patents, including the surgical drill. Rather, we intend to license our patent rights to existing manufacturers who will be responsible for obtaining all necessary governmental approvals for the products they market.

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MANAGEMENT

Directors and Executive Officers

The following table and biographical summaries set forth information, including principal occupation and business experience about our directors and executive officers:

Name	Position	Age	Director or Officer Since
Michael F. O’Shea	Chief Executive Officer, Director	73	2020
Jason Householder	Director	40	2020
Steve Gravely	Director	72	2020
Jon Wilken	Director	73	2022
Dr. Anja Glisovic	Interim Chief Science Officer	45	2020

Michael F. O’Shea-CEO, President, Director, & Chairman. Mr. O’Shea was appointed as our Chief Executive Officer and as a director in May 2020. He is a forensic accountant and a licensed private investigator. Since 1999, Mr. O’Shea has been the Director of Forensic Research Group, Inc. and has been responsible for implementing and supervising its forensic accounting, financial investigation, and corporate due diligence programs. He has worked closely with such agencies as the Federal Deposit Insurance Corporation, Resolution Trust Corporation, FBI, Office of the Controller of the Currency, US Secret Service and ATF. He has been admitted, on numerous occasions, as an expert witness in forensic accounting in both Federal and State court as well as foreign jurisdictions. He has on several occasions been appointed as a Receiver by the State Court in South Carolina and Florida. From 1985-1998 he served as Director of Investigations for Investigative Research Group, Inc., a firm that specialized in corporate due diligence, asset searches, bankruptcy review, and loan recovery. He has been devoting a majority of his time to our affairs and expects to devote a significant amount of his time to our business following this offering.

Jason Householder–Director. Jason Householder was appointed as a director in December 2020. In May 2018 he co-founded and has been CEO of Charlotte based LenDRgroup Consulting, a company providing financing to dentists, physicians, and veterinarians in South Carolina. In addition, since May 2020 he has been the Manager of House Holdings LLC, Charlotte, SC, a business consulting firm. He has over 15 years’ experience in the healthcare and banking sectors and specializes in assisting medical, dental, and veterinary practices to devise strategies that run their businesses effectively and achieve peak performance. He devotes only such time as necessary to our affairs.

Steve Gravely-Director.  Steve Gravely was appointed as a director in July 2020. Since 2003 he has been President of the Consulting Group of Jocassee, Inc. He has been responsible for the start-up of 25 manufacturing plants around the world and over 300 new product introductions for large corporations such as Michelin, AT&T, NCR, Fluor/Maruti (India), and Fluor/General Motors.  From 1990-1992 he was R&D Computer Systems Integration Manager for NCR in the testing and design development of new PC's. From 1993 through 1996 he was the Director of Operations for AT&T’s Global Information Solutions (NCR) for both North American and South America, where he was responsible for the operation of manufacturing facilities in Brazil, California, and South Carolina.   He graduated from Clemson University with a BS in Industrial Engineering in 1973. He devotes only such time as necessary to our affairs.

Jon Wilken – Director. Mr. Wilken was appointed as a director in May 2022. In addition to his position as a director of our Company, since 2004 he has been President and CEO of HS Pharmaceuticals LLC, a company engaged in oncology research and the development of human and animal health care and medical products, as well as cosmetics and beauty products. Prior to founding HS Pharmaceuticals, from 1998 through 2002, Mr. Wilken was President and CEO of BILO Inc., a supermarket chain which at the time of his employment was wholly owned by Ahold NV of The Netherlands. During his tenure, the company employed approximately 26,000 people and operated over 400 retail supermarkets and convenience stores in four Southeastern States with annual sales of approximately $4 Billion. Mr. Wilken received a degree in Advanced Management from Harvard University in 1992. He devotes only such time as necessary to our affairs.

Dr. Anja Glisovic-Rösch (née Glisovic)-Interim Chief Science Officer.  Dr. Glisovic-Rösch was appointed as our Chief Science Officer in September 2020.  Since 2008, she has been R&D Project Leader for the Fraunhofer Institute, one of the world’s leading applied research organizations. She holds numerous patents in the fields of medical devices, chemical engineering, and small arms and munitions. Dr. Glisovic received her PhD in X-Ray and Material Physics from Germany’s Georg-August Universität in 2007.  She devotes only such time as necessary to our affairs.

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Board of Directors

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Term of Office

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified.

Director Independence

Messrs. __________, __________ and ________ are independent as defined under Nasdaq Marketplace Rules.

Committees of our Board of Directors

The Company has established an audit committee, a compensation committee, and a corporate governance and nominating committee of our board of directors. Each committee is comprised of each of our independent directors.

No Family Relationships

There is no family relationship between any director and executive officer or among any directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the CFTC to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer. Our Code of Ethics is available on our website at www.xcelerate.com.

Executive Compensation Agreements

As of the date of this prospectus, we have not executed an employment agreement with any of our Officers, Directors or advisors but expect to do so with Mr. O’Shea following the closing of this offering.

Summary Compensation Table

To date we have not paid or accrued any salaries to our officers or directors. Upon successful closing of this offering, our Board of Directors may consider paying management salaries consistent with our financial condition.

Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

As of the date of this prospectus, we have not adopted any long-term incentive plan that provides compensation intended to serve as incentive for performance. None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of our directors and officers to the maximum extent permitted Florida law. Our Bylaws state that we shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of our Company or such director or officer is or was serving at our request as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. We also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

We may also enter into separate indemnification agreements with our directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Legal Proceedings

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Executive Compensation

None of our officers or directors have received any salary or other compensation prior to this Offering. Upon closing of this offering, Michael O’Shea shall receive an annual salary of $250,000. It is likely that we will enter into an employment agreement with him following the closing of this offering.

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TRANSACTIONS WITH RELATED PERSONS

Except as described below, since May 2020, there has not been, nor is there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the total assets at December 31, 2022 and 2021, and any of our directors, executive officers, holders of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Since May 2020, all of the funding for our operations has been provided by Michael O’Shea, our CEO, in the form of interest free demand loans. As of December 31, 2022 and 2021, the balance of notes payable to our CEO was $132,067 and $165,313, respectively.

In February 2021, the Company and Mr. O’Shea mutually agreed to redeem all of the Company’s issued and outstanding Series A Preferred Shares back to the Company. Also in February 2021, the Company’s Board of Directors authorized the creation of Series B Preferred Shares and issued an aggregate of 120,000 of these Series B Preferred Shares to Mr. O’Shea in consideration for his agreement to redeem the Series A Preferred Shares. Each Share of Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to our shareholders. They are not convertible into shares of our common stock.

In September 2020, we entered into an exclusive world-wide license agreement with Consulting Group of Jocassee, Inc., Pickens, South Carolina, for use of the technology in the medical field, which includes US Patent #10,718586 and any continuations, divisonals and any additional patent applications, patents, continuations and divisonals that are based on the metal matrix as used in the initial patent, except for use in medical applications. The License provides for a 5% royalty to be paid to us on all gross revenue generated from the sale of products developed by the licensee using the patent and intellectual rights associated with the License. Steve Gravely, one of our directors, is President of the licensee. To date, we have not received any license payments. This patent license forms the basis of the patents being developed in-house and, as such, we do not anticipate and direct revenues until the remaining patents are developed.

In April 2021, we issued 11 million shares of our common stock to each of our directors in consideration for their assignment to us of our current patent rights, as well as their agreement to hold their positions with us and 5,000,000 shares to our Interim Chief Science Officer.

Our principal place of business is provided to us by a company owned and controlled by Mr. O’Shea, rent free.

During the last two full fiscal years and the current fiscal year, there are no other transactions or proposed transactions involving us and a related party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for its last three fiscal years.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this prospectus with respect to the beneficial ownership of the outstanding common stock and Series B Preferred Stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The table lists applicable percentage ownership based on 432,446,072 shares of common stock and 120,000 shares of Series B Preferred Stock outstanding as of the date of this Prospectus. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The address of each of the persons below is 110 Renaissance Circle, Mauldin, SC 29662, unless otherwise indicated.

Name	Class	Shares Beneficially Owned
		Number		Percent of Voting Securities Prior to Offering	Percent of Voting Securities After Offering
Michael F. O’Shea(1)(2)	Common	88,455,780	(3)	20.5%	–
	Series B Preferred(2)	120,000		21.5%

Steven Gravely(1)	Common	15,000,000		2.7%

Jason Householder(1)	Common	15,000,000		2.7%

Jon Wilken(1)	Common	1,000,000		*

Dr. Anja Glisovic-Rösch(1)	Common	5,000,000		*

Clifford R. Theisen 826 Old Airport Rd #326 Greenville SC 29607	Common	55,500,000		10.0%

All Directors and Officers as a Group (5 persons)	Common	124,455,780		28.8%
	Series B Preferred	120,000		43.3%

________________

*	Less than 1%
(1) (2)	Officer and/or director of our Company. Mr. O’Shea owns all 120,000 outstanding shares of our Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder to 1,000 votes.
(3)	Includes 24,062,500 shares owned by a private company owned by Mr. O’Shea’s wife, and 5 million shares owned directly by his wife.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value of $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. 120,000 shares of our preferred stock are designated as Series B Preferred Stock.

As of the date of this prospectus there were 432,446,072 shares of our common stock and 120,000 shares of our Series B Preferred Stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of the majority of the voting power of our stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of our stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Our Chief Executive Officer, through their ownership of Series B Preferred Stock and common stock, currently holds the majority of the voting power of our stockholders. See “Security Ownership of Certain Beneficial Ownership and Management.”

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to our common stock.

Series B Preferred Stock

120,000 shares of our authorized preferred stock have been designated Series B Preferred Stock and are outstanding and held by our chief executive officer, Michael O’Shea. The Series B Preferred Stock votes together with the common stock on all matters submitted to a vote of our stockholders. Each share of Series B Preferred Stock entitles the holder to 1,000 votes.

Upon our liquidation or dissolution, the Series B Preferred Stock will be entitled to a payment equal to the stated value of $0.10 per share, prior to any payments being made with respect to the common stock. The Series B Preferred Stock is not redeemable and is entitled to dividends when, as and if declared by the board of directors in its sole discretion.

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UNDERWRITING

We have entered into an underwriting agreement, dated               , 2024, with Titan Partners Group LLC, a division of American Capital Partners, LLC (together with its affiliates, “Titan Partners”) as the Company’s exclusive financial advisor and placement agent and/or underwriter in connection with this Offering. Subject to the terms and conditions of the underwriting agreement, each of the underwriters named below have agreed to purchase, and we have agreed to sell to it, the number of shares of common stock listed next to its name at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriters	Number of Shares
Titan Partners Group LLC, a division of American Capital Partners, LLC

Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by its counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by the underwriters. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken.

We have agreed to indemnify the underwriters and certain of their affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), among others, against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Discounts and Commissions

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus. After the offering to the public, the offering price and other selling terms may be changed by the underwriters without changing the proceeds we will receive from the underwriters.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us. The underwriting commissions are 7% of the public offering price. We have paid a $50,000 advance to the Representative, which shall be applied against actual out-of-pocket-accountable expenses, and which will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$	$	$
Underwriting discount (7.0%)	$	$	$
Non-accountable expense allowance (1.0%)(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

_______________

(1)

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $______________.

Over-Allotment Option

We have granted a 45-day option to the Representative to purchase additional shares of common stock from us solely to cover over-allotments, if any, at the public offering price less underwriting discounts and commissions.

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Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the Representative, or its designees, as compensation warrants to purchase a number of shares of common stock equal to 5% of the aggregate number of shares of common stock sold in this offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part.

The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement. In addition, the warrants provide for registration rights upon request, in certain cases. The one-time demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C). The unlimited piggyback registration right provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

We, our executive officers and directors, and our 5% and greater stockholders, have agreed pursuant to “lock-up” agreements not to, or are subject to other restrictions so that they may not, without the prior written consent of the Representative, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for, with respect to the Company, a period of 180 days from the date of this prospectus, and with respect to our executive officers and directors and our 5% and greater stockholders, a period of 180 days from the date of this prospectus.

Right of First Refusal

We have granted the Representative a right of first refusal, for a period of twelve (12) months from the closing of the offering, to act as sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, at the Representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all of our equity linked financings (each, a “Subject Transaction”), or any successor (or any of our subsidiaries), on terms and conditions customary to the Representative for such Subject Transactions.

Nasdaq Capital Market

We have applied to have our shares of common stock listed on the Nasdaq Capital Market under the symbol “XCEL”. Our application might not be approved and the consummation of this offering is contingent upon such approval.

49

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. In connection with the offering, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of securities in the offering. The underwriters may close out any covered short position by either exercising the over-allotment option to purchase shares or purchasing shares in the open market. In determining the source of shares of securities to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option to purchase shares. “Naked” short sales are sales in excess of the over-allotment option to purchase shares. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of securities made by the underwriters in the open market before the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As result, the price of our securities may be higher than the price that might otherwise exist in the open market.

The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, the underwriters and/or their affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they will receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters or any of their affiliates for any further services.

Pricing of the Offering

The public offering price was determined by negotiations between us and the Representative. Among the factors considered in determining the public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours. Neither we nor the underwriters can assure investors that an active trading market for the shares will develop or that, after the offering, the shares will trade in the public market at or above the public offering price.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

50

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

 Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

51

LEGAL MATTERS

We are being represented by, and the validity of the common shares being offered by this prospectus will be passed upon for us Andrew I. Telsey, P.C. Englewood, Colorado, with respect to certain legal matters as to United States federal securities law. Certain legal matters in connection with this offering have been passed upon for the underwriters by Sheppard, Mullin, Richter & Hampton LLP, New York, NY.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Andrew Telsey, sole shareholder of Andrew I Telsey, P.C., holds ____________ shares of our common stock.

EXPERTS

The financial statements of Xcelerate, Inc. at December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022 and 2021 included in this prospectus have been audited by BF Borgers CPA PC, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, and other information with the SEC. The SEC maintains an Internet site that contains these reports and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov. We also maintain a website at https://xcelerate.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

52

INDEX TO FINANCIAL STATEMENTS

Xcelerate, Inc.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2023 and December 31, 2022

Page

CONSOLIDATED BALANCE SHEETS	F-2
CONSOLIDATED STATEMENTS OF OPERATIONS	F-3
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY	F-4
CONSOLIDATED STATEMENTS OF CASH FLOWS	F-4
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-6

CONSOLIDATED FINANCIAL STATEMENTS

With Independent Accountant’s Audit Report

At December 31. 2022 and 2021

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-10
CONSOLIDATED BALANCE SHEETS	F-11
CONSOLIDATED STATEMENTS OF OPERATION	F-12
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY	F-13
CONSOLIDATED STATEMENTS OF CASH FLOWS	F-14
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-15

F-1

XCELERATE, INC.

BALANCE SHEETS

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets
Cash	$5,639	$18,815
Total current assets	5,639	18,815
Investment	300,000	210,000
Intangible assets	4,000	–
Total Assets	$309,639	$228,815

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$163,802	$115,132
Notes payable - related parties	356,074	132,067
Total liabilities	519,877	247,199

Commitments and contingencies	–	–

Shareholders' Deficit

Series A Preferred stock, par value $0.0001, -0- shares authorized; -0- and -0- shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	–	–
Series B Preferred stock, par value $0.0001, 25,000,000 shares authorized; 120,000 and 120,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	12	12
Common stock, par value $0.0001, 1,000,000,000 shares authorized; 418,446,072 and 385,446,072 shares issued and outstanding as of June 30, 2023 and December 31, 2022	41,844	38,544
Additional paid in capital	8,630,691	7,022,991
Accumulated deficit	(8,882,784)	(7,079,931)
Total Stockholders’ (Deficit)	(210,237)	(18,384)
Total Liabilities and Stockholders' (Deficit)	$309,639	$228,815

The accompanying notes are an integral part of these unaudited financial statements.

F-2

XCELERATE, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Six months	Six months
	ended	ended
	June 30,	June 30,
	2023	2023

Revenue	$–	$–

Operating Expenses:
Stock based compensation	1,453,500	650,000
General and administrative expenses	191,853	126,017
Total operating expenses	1,645,353	776,017
Loss from operations	(1,645,353)	(776,017)
Other income (expense)
Interest expense	(157,500)	–
Total other expense	(157,500)	–
Loss before provision for income taxes	(1,802,853)	(776,017)
Provision for income taxes	–	–
Net loss	$(1,802,853)	$(776,017)

Basic and diluted (loss) per common share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	418,446,072	366,246,072

The accompanying notes are an integral part of these unaudited financial statements.

F-3

XCELERATE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(Unaudited)

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Capital	(Deficit)	Equity
Balance, December 31, 2021	–	$–	120,000	$12	364,446,072	$36,444	$5,975,091	$(6,235,322)	$(223,775)

Common stock issued in Reg A Offering					4,000,000	400	199,600		200,000

Common stock issued for services					13,000,000	1,300	648,700		650,000

Net loss								(776,017)	(776,017)

Balance, June 30, 2022	–	$–	120,000	$12	381,446,072	$38,144	$6,823,391	$(7,011,339)	$(149,792)

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Capital	(Deficit)	Equity
Balance, December 31, 2022	–	$–	120,000	$12	385,446,072	$38,544	$7,022,991	$(7,079,931)	$(18,384)

Common stock issued for services and financing fees					9,000,000	900	314,100		315,000

Common stock issued for services					24,000,000	2,400	1,293,600		1,296,000

Net loss								(1,802,853)	(1,802,853)

Balance, June 30, 2023	–	$–	120,000	$12	418,446,072	$41,844	$8,316,591	$(8,882,785)	$(210,237)

The accompanying notes are an integral part of these unaudited financial statements.

F-4

XCELERATE, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months	Six months
	ended	ended
	June 30,	June 30,
	2023	2022

Cash Flows From Operating Activities:
Net loss	$(1,802,853)	$(776,017)
Stock-based compensation	1,611,000	650,000
Changes is assets and liabilities
Intangible assets	(4,000)
Accounts payable	48,670	51,221
Net cash (used in) operating activities	(147,183)	(74,797)

Cash Flows From Investing Activities
Investment in acquisition target	(90,000)	(110,000)

Cash Flows From Financing Activities:
Proceeds from the sale of common stock	–	200,000
Proceeds (payments against) from related party loans	224,007	(3,900)
Net cash provided by financing activities	224,007	196,100

Net Increase (Decrease) In Cash	(13,176)	11,304
Cash At The Beginning Of The Period	18,815	–
Cash At The End Of The Period	$5,639	$11,304

Non-cash investing and financing activities:	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-5

XCELERATE, INC.

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Xcelerate Inc. (the “Company”) f/k/a Union Dental Holdings, Inc. is a Florida corporation incorporated on November 26, 1996. under the name Stirus Research & Development, Inc. The Company has gone through several name changes since inception. Most recently the Company was known as Union Dental Holdings, Inc. In May 2020, the Company’s current CEO assumed his positions as the Company’s director and CEO and began implementing the Company’s new business plan described herein. On October 23, 2020, the Company changed its name to “Xcelerate, Inc.”

On January 6, 2020, without the knowledge or consent of the sole officer and director and controlling shareholder, an individual who had no approval or control filed a notice of reinstatement in Florida. Then on March 3, 2020, the same individual filed a name change to Oilvite, Inc. in an unauthorized attempt to gain control of the Company and otherwise engage in corporate identity theft. The individual’s efforts were discovered by the Company’s transfer agent who refused to take instructions from anyone other than the sole officer and director and control shareholder who she knew had not transferred control of the Company and ultimately the individual’s efforts were stopped without further damage or inconvenience. On July 13, 2020, the Company filed Articles of Amendment in Florida changing the name of the Company back to “Union Dental Holdings, Inc.” from Oilvite Inc.

In December 2021, the Company signed a Membership Interest Purchase Agreement to acquire a 51% interest in ASA Africa, LLC, a Wyoming limited liability company (“ASA”), a start-up medical technology and virtual health company that management believes is uniquely positioned to help patients in developing countries meet their medical needs by extending the reach of physicians through the technology. This technology is centered around patented and patent pending software that uses and incorporates artificial intelligence (“AI”) and Augmented Reality (“AR”) licensed from AdviNOW an Arizona based medical software company who developed and holds patents for the licensed software.

ASA’s vision is to be the technology platform that allows “leapfrogging” advancement in the delivery of world class healthcare, initially in Africa, the continent with the largest population growth and high smartphone utilization for services, but without the ability to grow healthcare services in the traditional manner.

The Company has agreed to pay $320,000 for its interest in ASA and has funded a total of $345,000 as of the date of this Report. The additional amount of $25,000 in excess of the purchase consideration was a loan made to ASA to improve their working capital. As a result, on July 24, 2023, ASA became a 51% subsidiary of the Company.

On or about January 19, 2022, the Company filed a Form 1-A Offering Circular with the SEC pursuant to Regulation A promulgated under the Securities Act of 1933, as amended. This offering closed on February 3, 2023, with gross proceeds of $400,000.

The Company’s year-end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

F-6

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these financial statements. As of June 30, 2023, the Company had an accumulated deficit of $8,882,784 and negative working capital of $514,237.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company raised capital through private placements, to finance working capital needs and may attempt to raise capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to so until its operations become profitable. Also, the Company has, in the past, paid for consulting services with its common stock to maximize working capital, and intends to continue this practice where feasible.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements during the reporting period. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On June 30, 2023, and December 31, 2022, the Company’s cash equivalents totaled $5,639 and $18,815, respectively.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions annually to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

F-7

NOTE 3 – INVESTMENTS

As described above in Note 1 to the financial statements, the Company has entered into an agreement to buy 51% of the membership interests of ASA. As of June 30, 2023, the Company had invested $300,000 in ASA.

NOTE 4 – EQUITY

Common Stock

The Company has authorized 1,000,0000,000 shares of $0.0001 par value, Common Stock. As of June 30, 2023 and December 31, 2022, there were 418,446,072 and 385,446,072 shares of Common Stock issued and outstanding, respectively.

2023 Activity

During the six months ended June 30, 2023, the Company issued a total 33,000,000 common shares comprised of the following:

➢	24,000,000 shares were issued to service providers and its advisory board. These shares were valued at $0.054 per share based on the trading price of the Company’s common stock on the date of approval by the Company’s Board of Directors for this share issuance. As a result, the Company recorded a non-cash charge of $1,296,000 for stock-based compensation on its Statement of Operations for the six months ended June 30, 2023.
➢	9,000,000 shares were issued to an existing shareholder as consideration for providing consulting services for an acquisition, as well as for providing a short term, interest-free loan of $110,000 to the Company. These shares were valued at $0.035 based upon the trading price of the Company’s common stock on the date the parties reached an agreement. As a result, the Company incurred a non-cash charge of $315,000, of which one half was allocated to operating activities, with the other half charged as a financing fee associated with providing capital.

2022 Activity

On or about January 19, 2022, the Company filed a Form 1-A Offering Circular with the SEC pursuant to Regulation A promulgated under the Securities Act of 1933, as amended. Under the terms of the Offering the Company offered up to 20,000,000 common shares at a price of $0.05 per share for total proceeds of $1,000,000 if fully subscribed. During the year ended December 31, 2022, the Company raised a total of $400,000 in this Offering from the sale of 8,000,000 shares to investors.

During the year ended December 31, 2022, the Company issued 13,000,000 common shares to service providers and its advisory board. These shares were valued at $0.05 per share consistent with the offering price of the Company’s Regulation A offering described above. As a result the Company recorded a non-cash charge of $650,000 for stock based compensation on its Statement of Operations for year ended December 31, 2022.

Preferred Stock

The Company has authorized 25,000,000 shares of Preferred Stock, par value $0.0001 per share.

As a result of issues raised by OTC Markets, in February 2021, the Company and Mr. O’Shea mutually agreed to redeem all of the Company’s issued and outstanding Series A Preferred Shares back to the Company. Also in February 2021, the Company’s Board of Directors authorized the creation of Series B Preferred Shares and issued an aggregate of 120,000 of these Series B Preferred Shares to Mr. O’Shea in consideration for his agreement to redeem the Series A Preferred Shares. Each Share of Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to the Company’s shareholders. They are not convertible into shares of the Company’s Common Stock.

As of June 30, 2023 and December 31, 2022, there were 120,000 Preferred B shares outstanding.

F-8

NOTE 5 – COMMITMENTS AND CONTINGENCIES

As of June 30, 2023, the Company had invested $300,000 in ASA and had a remaining contractual agreement to pay an additional $20,000 to acquire a 51% interest in ASA. The Company fulfilled this obligation by paying ASA $20,000 in July 2023.

NOTE 6 – NOTES PAYABLE RELATED PARTIES

A significant portion of the funding for the Company’s operations has been provided by its CEO in the form of interest free demand loans. As of June 30, 2023 and December 31,2022, the balance of notes payable was $356,074 and $132,067, respectively. During the six months ended June 30, 2023, one of the Company’s principal shareholders provided the Company with an interest free demand loan of $110,000. See Note 3. The composition of the notes payable balance as of June 30, 2023, was $110,000 due to a principal shareholder and $246,074 due to the Company’s CEO.

NOTE 7 – SUBSEQUENT EVENTS

On July 24, 2023 the Company completed an acquisition of a majority interest in both ESN Group, Inc. (“ESN”) and California Skin Research, Inc., (“CSRI”), (collectively the “ESN Group”) and their portfolio of health care and skin care products, including Ceramedx® (www.ceramedx.com), the first natural “plant based” ingredient therapeutic product and Earth Science Beauty (www.earthsciencebeauty.com). The Company acquired an aggregate of 51% interest in both of the aforesaid companies by subscribing for shares in ESN and purchasing shares from two of the former principals of the ESN Group in private sales. To acquire these interests the Company also repaid outstanding debt and purchased shares from current shareholders of the ESN Group, each of whom retained a minority interest in the ESN Group.

The aggregate cost of these acquisitions was approximately $463,000. The Company funded the acquisition through a $400,000 interest free loan from an unaffiliated person, as well interest free loans from the Company’s CEO. The Company issued an aggregate of 3,000,000 common shares to the unaffiliated person as consideration for the $400,000 loan. The ESN Group of companies offer Earth Science® nature-inspired beauty and personal care products and Ceramedx® therapeutic skincare solutions. The offered products are paraben-free, cruelty-free products with ingredients that include plant-based nutrients and antioxidants, soothing botanicals, hydrating moisturizers and pure essential oils.

As part of these transactions, the Company retained the services of John Jay Kline, the former President of the ESN Group of companies, who will continue to operate both companies on the Company’s behalf. Mr. Kline also retained a minority position in the ESN Group. As part of the consideration for his employment, in July 2023 the Company agreed to issue him 2,000,000 shares of common stock.

On July 7, 2023, the Company entered into an agreement with a marketing firm and issued 1,000,000 shares of its restricted common stock as part of the consideration for the marketing services to assist ESN in expanding its market base. This agreement calls for the issuance of an additional 2,000,000 shares per each $1,000,000 in net revenue directed to the Company by the marketing firm during the first 24 months of the contract up to a total of an additional 8,000,000 shares.

In July 2023, the Company concluded its acquisition of a 51% majority interest in ASA by paying the remaining balance of $20,000. The Company also loaned this LLC $25,000 at that time for working capital.

In May 2022, the Company entered into an agreement to acquire a portfolio of patents, patents pending and technology licenses from HS Pharmaceuticals LLC, in consideration for the issuance of 10 million common shares. These shares are to be issued upon receipt by the Company of the patent assignments. The assignments were received by the Company in September 2023 and the shares were issued.

F-9

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Xcelerate, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Xcelerate, Inc. as of December 31, 2022 and 2021, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2021

Lakewood, CO

April 25, 2023

F-10

XCELERATE, INC.

BALANCE SHEETS

	December 31,	December 31,
	2022	2021

ASSETS

Current assets
Cash	$18,815	$–
Total current assets	18,815	–
Investment	210,000	–
Total Assets	$228,815	$–

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$115,132	$58,462
Notes payable related parties	132,067	165,313
Total liabilities	247,199	223,775

Commitments and contingencies	–	–

Shareholders' Deficit
Series A Preferred stock, par value $0.0001, -0- shares authorized; -0- and -0- shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	–	–
Series B Preferred stock, par value $0.0001, 25,000,000 shares authorized; 120,000 and -0- shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	12	12
Common stock, par value $0.0001, 1,000,000,000 shares authorized; 385,446,072 and 364,446,072 shares issued and outstanding as of December 31, 2022 and December 31 2021	38,544	38,544
Additional paid in capital	7,022,991	5,975,091
Accumulated deficit	(7,079,931)	(6,235,322)
Total Stockholders' (Deficit)	(18,384)	(223,775)
Total Liabilities and Stockholders' (Deficit)	$228,815	$–

The accompanying notes are an integral part of these financial statements.

F-11

XCELERATE, INC.

STATEMENTS OF OPERATIONS

	Year	Year
	ended	ended
	December 31,	December 31,
	2022	2021

Revenue	$–	$–

Operating Expenses:
Stock based compensation	650,000	85,358
General and administrative expenses	194,609	204,130
Total operating expenses	844,609	289,488
Loss from operations	(844,609)	(289,488)
Other income (expense)	–	–
Loss before provision for income taxes	(844,609)	(289,488)
Provision for income taxes	–	–
Net loss	$(844,609)	$(289,488)

Basic and diluted (loss) per common share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	385,446,072	364,446,072

The accompanying notes are an integral part of these financial statements.

F-12

XCELERATE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

							Additional		Total
	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Capital	(Deficit)	Equity
Balance, December 31, 2020	8,000,000	$800	–	$–	251,321,432	$25,132	$5,900,257	$(5,945,834)	$(19,645)

Cancellation of Series A Preferred	(8,000,000)	(800)	–	–	–	–	800	–	–

Issuance of Series B Preferred Stock	–	–	120,000	12	–	–	(12)	–	–

Common stock issued for services	–	–	–	–	113,124,640	11,312	74,046	–	85,358

Net loss	–	–	–	–	–	–	–	(289,488)	(289,488)

Balance, December 31, 2021	–	$–	120,000	$12	113,124,640	$11,312	$5,975,091	$(6,235,322)	$(223,775)

							Additional		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Capital	(Deficit)	Equity
Balance, December 31, 2021	–	$–	120,000	$12	364,446,072	$36,444	$5,975,091	$(6,235,322)	$(223,775)

Common stock issued per Reg. A Offering	–	–	–	–	8,000,000	800	399,200	–	400,000

Common stock issued for services	–	–	–	–	13,000,000	1,300	648,700	–	650,000

Net loss	–	–	–	–	–	–	–	(844,609)	(844,609)

Balance, December 31, 2022	–	$–	120,000	$12	385,446,072	$38,544	$7,022,991	$(7,079,931)	$(18,384)

The accompanying notes are an integral part of the financial statements.

F-13

XCELERATE, INC.

STATEMENTS OF CASH FLOWS

	Year	Year
	ended	ended
	December 31,	December 31,
	2022	2021

Cash Flows From Operating Activities:
Net loss	$(844,609)	$(289,488)
Stock-based compensation	650,000	85,358
Changes is assets and liabilities
Accounts payable	56,670	58,461
Net cash used in operating activities	(137,940)	(145,668)

Cash Flows From Investing Activities
Investment in acquisition target	(210,000)	–

Cash Flows From Financing Activities:
Proceeds from the sale of common stock	400,000	–
Proceeds (payments against) from related party loans	(33,246)	145,668
Net cash provided by financing activities	366,754	145,668

Net Increase In Cash	18,815	–
Cash At The Beginning Of The Period	–	–
Cash At The End Of The Period	$18,815	$–

Non-cash investing and financing activities:	$–	$–

The accompanying notes are an integral part of these financial statements.

F-14

XCELERATE, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS DECEMBER 31, 2022 AND 2021

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Xcelerate Inc. (the “Company”) f/k/a Union Dental Holdings, Inc. is a Florida corporation incorporated on November 26, 1996. under the name Stirus Research & Development, Inc. The Company has gone through several name changes since inception. Most recently the Company was known as Union Dental Holdings, Inc. In May 2020, the Company’s current CEO assumed his positions as the Company’s director and CEO and began implementing the Company’s new business plan described herein. On October 23, 2020, the Company changed its name to “Xcelerate, Inc.”

On January 6, 2020, without the knowledge or consent of the sole officer and director and controlling shareholder, an individual who had no approval or control filed a notice of reinstatement in Florida. Then on March 3, 2020, the same individual filed a name change to Oilvite, Inc. in an unauthorized attempt to gain control of the Company and otherwise engage in corporate identity theft. The individual’s efforts were discovered by the Company’s transfer agent who refused to take instructions from anyone other than the sole officer and director and control shareholder who she knew had not transferred control of the Company and ultimately the individual’s efforts were stopped without further damage or inconvenience. On July 13, 2020, the Company filed Articles of Amendment in Florida changing the name of the Company back to “Union Dental Holdings, Inc.” from Oilvite Inc.

In December 2021 the Company signed a Membership Interest Purchase Agreement to acquire a 51% interest in ASA Africa, LLC, a Wyoming limited liability company (“ASA”), a start-up medical technology and virtual health company that management believes is uniquely positioned to help patients in developing countries meet their medical needs by extending the reach of physicians through the technology. This technology is centered around patented and patent pending software that uses and incorporates artificial intelligence (“AI”) and Augmented Reality (“AR”) licensed from AdviNOW an Arizona based medical software company who developed and holds patents for the licensed software.

ASA’s vision is to be the technology platform that allows “leapfrogging” advancement in the delivery of world class healthcare, initially in Africa, the continent with the largest population growth and high smartphone utilization for services, but without the ability to grow healthcare services in the traditional manner.

The Company has agreed to pay $320,000 for ASA and has funded a total of $210,000 as of the date of this Report to this project which has enabled ASA to hire four employees in Tanzania. ASA has also identified four hospitals who are willing to participate in program trials. See “Note 6, Subsequent Events” below.

On or about January 19, 2022, the Company filed a Form 1-A Offering Circular with the SEC pursuant to Regulation A promulgated under the Securities Act of 1933, as amended. This offering closed on February 3, 2023 with gross proceeds of $400,000.

The Company’s year-end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

F-15

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these financial statements. As of December 31, 2022, the Company had an accumulated deficit of $7,079,931 and negative working capital of $228,384.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company raised capital through private placements, to finance working capital needs and may attempt to raise capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to so until its operations become profitable. Also, the Company has, in the past, paid for consulting services with its common stock to maximize working capital, and intends to continue this practice where feasible.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements during the reporting period. The most significant estimates relate to, income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31 2022, and December 31, 2021, the Company’s cash equivalents totaled $18,815 and $-0- respectively.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions annually to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

F-16

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Stock Based Compensation

The Company accounts for stock-based compensation using the fair method following the guidance set forth in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Investments

In December 2021, we signed a Membership Interest Purchase Agreement to acquire a 51% majority interest in AfiySasa Africa, LLC, a Wyoming limited liability company (“ASA”), a start-up medical technology and virtual health company positioned to help patients in developing countries meet their medical needs by extending the reach of physicians through the technology. Under the terms of the Agreement the Company agreed to pay ASA $320,000 as well as 4,000,000 shares of common stock.

As of December 31, 2022, the Company had invested a total of $210,000 in ASA in various tranches and had issued 4,000,000 shares of common stock pursuant to the terms of the Agreement.

The Company accounts for its investments in less than majority owned companies in accordance with FASB ASC 323, Investments - Equity Method and Joint Ventures and FASB ASC 321, Investments - Equity Securities. The Company applies ASC 323, Investments - Equity Method and Joint Ventures to investments when it has the ability to exercise significant influence but does not control the operating and financial policies of the company. This is generally represented by equity ownership of at least 20 percent but not more than 50 percent. Investments accounted for under the equity method are initially recorded at cost and subsequently adjusted by the Company’s share of equity in income or losses after the date of acquisition. The pro-rata share of the operating results of the investee is reported in the Consolidated Statements of Income as equity investment loss. ASA had no revenue for the period ended December 31, 2022, and its operating results so no pro rata entry was required for the Company’s investment. Additionally, the Company tested for impairment of its investment as of December 31, 2022, and determined that no impairment of its investment was required.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

NOTE 3 – INVESTMENTS

In December 2021, we signed a Membership Interest Purchase Agreement to acquire a 51% majority interest in AfiySasa Africa, LLC, a Wyoming limited liability company (“ASA”), a start-up medical technology and virtual health company positioned to help patients in developing countries meet their medical needs by extending the reach of physicians through the technology. Under the terms of the Agreement the Company agreed to pay ASA $320,000 as well as issue 4,000,000 shares of common stock.

As of December 31, 2022, the Company had invested a total of $210,000 in ASA in various tranches and had issued 4,000,000 shares of common stock pursuant to the terms of the Agreement. See Note 8, Subsequent Events, below.

F-17

NOTE 4 – EQUITY

Common Stock

The Company has authorized 1,000,0000,000 shares of $0.0001 par value, Common Stock. As of December 31, 2022 and December 31, 2021, there were 385,446,072 and 364,446,072 shares of Common Stock issued and outstanding, respectively.

On or about January 19, 2022, the Company filed a Form 1-A Offering Circular with the SEC pursuant to Regulation A promulgated under the Securities Act of 1933, as amended. Under the terms of the Offering the Company is offering up to 20,000,000 common shares at a price of $0.05 per share for total proceeds of $1,000,000 if fully subscribed. During the year ended December 31, 2022, the Company has raised a total of $400,000 from the sale of 8,000,000 shares to investors. See Note 6, Subsequent Events,” below.

During the year ended December 31, 2022, the Company issued 13,000,000 common shares to service providers and its advisory board. These shares were valued at $0.05 per share consistent with the offering price of the Company’s Regulation A filing described above. As a result, the Company recorded a non-cash charge of $650,000 for stock-based compensation on its Statement of Operations for year ended December 31, 2022.

During the year ended December 31, 2021, the Company issued an aggregate of 112,124,640 common shares, including 33 million common shares to related party officers and director in consideration for services and an aggregate of 76,124,640 common shares issued to consultants, of which 27,564,820 shares were valued at $0.0008 per share, 43,559,820 shares also issued to consultants valued at $0.0007 per share and 5 million, valued at $0.000686 per share, and 4 million common shares issued pursuant to the acquisition of the Company’s interest in ASA, valued at $0.000686 per share. As a result, the Company recorded a non-cash charge of $_______ for stock- based compensation on its Statement of Operations for year ended December 31, 2021.

Preferred Stock

The Company has authorized 25,000,000 shares of Preferred Stock, par value $0.0001 per share.

As a result of issues raised by OTC Markets, in February 2021, the Company and Mr. O’Shea mutually agreed to redeem all of the Company’s issued and outstanding Series A Preferred Shares back to the Company. Also in February 2021, the Company’s Board of Directors authorized the creation of Series B Preferred Shares and issued an aggregate of 120,000 of these Series B Preferred Shares to Mr. O’Shea in consideration for his agreement to redeem the Series A Preferred Shares. Each Share of Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to the Company’s shareholders. They are not convertible into shares of the Company’s Common Stock.

As of December 31, 2022 and December 31, 2021, there were 120,000 Preferred B shares outstanding.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

In May 2022, the Company acquired a portfolio of patents, patents pending and technology licenses from HS Pharmaceuticals LLC, a manufacturer and distributer of dermatological products for chronic wounds, burns and drug resistant infections, in consideration for the issuance of 10 million common shares of common stock, as well as an agreement for both parties to share equally in any future profits that may result from the patents, net of any expense incurred by the Company in the development of the patents subsequent to the sale date.

On October 26, 2021, ASA has executed exclusive Reseller Agreement with AdviNOW for 10 initial priority markets across Africa including Tanzania, Kenya, Ethiopia, Uganda, Malawi, Zambia, Ghana, Zimbabwe, Botswana, South Africa and Egypt, representing a total catchment of approximately 1 billion people. ASA has agreed to pay AdviNow a percentage of gross revenue received by ASA, on a sliding scale, beginning at 3% for 2024 and 2025 and increasing and capped at 10% in 2028.

In September 2020, the Company entered into an exclusive world-wide license agreement with Consulting Group of Jocassee, Inc., Pickens, South Carolina, for use of the technology in the medical field, which includes US Patent #10,718586 and any continuations, divisonals and any additional patent applications, patents, continuations and divisonals that are based on the metal matrix as used in the initial patent, except for use in medical applications. The License provides for a 5% royalty to be paid to the Company on all gross revenue generated from the sale of products developed by the licensee using the patent and intellectual rights associated with the License. To date, the Company has not received any license payments.

The Company did not have any other contractual commitments as of December 31, 2022 and December 31, 2021.

F-18

NOTE 6 – NOTES PAYABLE RELATED PARTIES

A significant portion of the funding for the Company’s operations has been provided by its CEO in the form of interest free demand loans. As of December 31, 2022 and December 31, 2021, the balance of notes payable to the CEO was $132,067 and $165,313 respectively.

NOTE 7 – INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities, and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

	December 31,	December 31,
Rate Reconciliation	2022	2021
Pretax Book Income (Loss)	$(844,609)	$(289,488)
Provision at Statutory Rate	(211,152)	(72,372)
Change in Valuation Allowance	211,152	72,372
Provision for income taxes	$-	$-

As of December 31, 2022, the Company had federal, and state net operating loss carryforwards of approximately $5,000,000 with no expiration date to use these credits, that are available to offset future liabilities for income taxes. The Company has generally established a valuation allowance against these carryforwards based on an assessment that it is more likely than not that these benefits will not be realized in future years.. We established the valuation allowance based on the weight of available evidence, both positive and negative, including results of recent and current operations and our estimates of future taxable income or loss by jurisdiction in which we operate. In order to determine the amount of the valuation allowances, we must make estimates and assumptions regarding future taxable income, and other business considerations. Changes in these estimates and assumptions, including changes in tax laws and other changes impacting our ability to recognize the underlying deferred tax assets, could require us to adjust the valuation allowances. The Company has not undertaken an analysis of Section IRS Section 382 and cannot determine at this time whether the NOL will be subject to limitations due to a change in control.

NOTE 8 – SUBSEQUENT EVENTS

On or about January 19, 2022, the Company filed a Form 1-A Offering Circular with the SEC pursuant to Regulation A promulgated under the Securities Act of 1933, as amended. This offering closed on February 3, 2023 with gross proceeds of $400,000.

On April 19, 2023, the Company filed two utility patent applications under application numbers 18/187,352 and 18/189,441. Additionally, corresponding PCT applications were filed under PCT/US2023/015755 and PCT/US2023/016194. Both applications are claiming priority to the Company’s patent application “Surgical Tools with Targeting Guidance”, filed under application number 63/323,112 on March 24, 2022.

On April 11, 2023, the Company announced that it had completed its’ due diligence and has entered into a binding agreement to acquire a controlling interest in ESN Group, Inc. and its’ portfolio of health care and skin care products. The agreement calls for payment of $350,000 cash, the issuance of restricted common stock, assumption of debt and employment agreements for key staff. The acquisition is expected to close no later than June 30, 2023.

On March 28, 2023, the Company announced that Afiya Sasa Africa LLC, a subsidiary of the Company signed an Agreement to implement its Artificial Intelligence (AI) based health services at Haydom Regional Rural Referral Hospital, also known as Haydom Lutheran Hospital (“HLH”) in Haydom, Tanzania. HLH is a 420-bed hospital serving 5.7 million people in North Central Tanzania. HLH provides for 12,635 inpatient admissions and 103,173 outpatient visits annually.

On March 14, 2023, the Company announced that Afiya Sasa Africa LLC, a subsidiary of the Company, signed an Agreement to implement its Artificial Intelligence (AI) based health services at The National Hospital of Tanzania, Muhimbili National Hospital, Mloganzila in Dar es Salaam, Tanzania, the largest hospital in East Africa. Muhimbili National Hospital System is the premier tertiary care hospital system (1,500 inpatient beds, 2,000 outpatient visits per day) for all of Tanzania, a country of 64 million people.

F-19

____________ Common Shares

PROSPECTUS

Titan Partners Group LLC, a division of American Capital Partners, LLC

                 , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses paid or payable by us in connection with the sale of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee, the Nasdaq listing fee, and the FINRA filing fee.

Expense	Amount Paid or to be Paid
SEC registration fee	$2,546
FINRA filing fee
Nasdaq Listing Fee	5,000
Legal fees and expenses	$300,000
Accounting fees and expenses
Miscellaneous expenses	10,000
Expense reimbursement to underwriters
Total	$–

Item 14. Indemnification of Directors and Officers.

Section 7-108-402 of the Florida Business Corporation Act (the “CBCA”) provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 of the CBCA, or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit.

Section 7-109-102(1) of the CBCA permits indemnification of a director of a Florida corporation, in the case of a third party action, if the director (a) conducted himself or herself in good faith, (b) reasonably believed that (i) in the case of conduct in his or her official capacity, his or her conduct was in the corporation’s best interest, or (ii) in all other cases, his or her conduct was not opposed to the corporation’s best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 7-109-103 further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

Section 7-109-102(4) of the CBCA limits the indemnification that a corporation may provide to its directors in two key respects.  A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. Sections 7-109-104 of the CBCA permits a corporation to advance expenses to a director, and Section 7-109-107(1)(c) of the CBCA permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

II-1

Item 15. Recent Sales of Unregistered Securities.

In February 2021, the Company and Mr. O’Shea mutually agreed to redeem all of the Company’s issued and outstanding Series A Preferred Shares back to the Company. Also in February 2021, the Company’s Board of Directors authorized the creation of Series B Preferred Shares and issued an aggregate of 120,000 of these Series B Preferred Shares to Mr. O’Shea in consideration for his agreement to redeem the Series A Preferred Shares. Each Share of Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to the Company’s shareholders. They are not convertible into shares of the Company’s Common Stock.

In April 2021, the Company issued 11 million shares of its common stock to each of its directors in consideration for their assignment to us of our current patent rights, as well as their agreement to hold their positions with us and 5,000,000 shares to our Interim Chief Science Officer for her service. We relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering, to issue these shares.

Also in April 2021 we issued 15,000,000 shares of our common stock to a consultant. Each share was valued at $0.0001 per share.

In June 2021 we issued 3 million shares of our common stock in exchange for legal services. Also in June 2020, we issued an aggregate of 4,564,820 common shares in favor of 3 consultants. Each share was valued at $0.0001 per share.

In July 2021 we issued 4,559,820 shares to Network 1 Financial Securities Inc., our placement agent in this offering. These shares were valued at $0.0001 per share.

In September 2021, we issued an aggregate of 14,000,000 common shares to various consultants who provided services to us relating to web development and other related services, medical equipment consultants and related services. Each share was valued at $0.0001 per share.

Also in September 2021, we issued 25 million shares to one person as part of the consideration for providing us with loans to develop our various businesses. Each share was valued at $0.0001 per share.

In November 2021 we issued 5 million shares to one person in exchange for legal services. Each share was valued at $0.0001 per share.

In each of the above instances we relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, to issue these shares.

During the year ended December 31, 2022, the Company issued 13,000,000 common shares to service providers and its advisory board. These shares were valued at $0.05 per share consistent with the offering price of the Company’s Regulation A offering described above. The shares of common stock were issued to various accredited investors. In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

During the six months ended June 30, 2023, the Company issued a total 33,000,000 common shares comprised of the following:

➢	24,000,000 shares were issued to service providers and members of the Company’s advisory board. These shares were valued at $0.054 per share based on the trading price of the Company’s common stock on the date of approval by the Company’s Board of Directors for this share issuance.
➢	9,000,000 shares were issued to an existing shareholder as consideration for providing consulting services for an acquisition, as well as for providing a short term, interest-free loan of $110,000 to the Company. These shares were valued at $0.035 based upon the trading price of the Company’s common stock on the date the parties reached an agreement.

In July 2023, the Company issued 3,000,000 shares of its common stock in consideration for a $400,000 loan used to purchase the ESN Group of companies. Also in July 2023, the Company issued 2 million shares of its common stock to an individual as part of his employment compensation for operating the ESN group of companies.

In May 2022, the Company entered into an agreement to acquire a portfolio of patents, patents pending and technology licenses from HS Pharmaceuticals LLC, in consideration for the issuance of 10,000,000 common shares. These shares were to be issued upon receipt by the Company of the patent assignments. The assignments were received by the Company in September 2023 and the shares were issued.

The shares of common stock listed above were issued to various accredited investors. In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation (1)

3.2	Articles of Amendment to Articles of Incorporation (2)

3.3	Amendment to Articles of Incorporation (3)

3.4	Bylaws(4)

5.1	Opinion of Andrew I. Telsey, P.C.*

10.1	Exchange Agreement with Jay Kline(5)

10.2	Stock Purchase Agreement CSRI (6)

10.3	Stock Purchase Agreement ESN(7)

10.4	HS Pharmaceuticals LLC Purchase Agreement(8)

10.5	Memorandum of Understanding with Hayden Lutheran Hospital

10.6	Memorandum of Understanding with Muhimbili National Hospital

10.7	Research Agreement between ASA and AdviNOW

21	List of Subsidiaries(9)

23.1	Consent of B F Borgers CPA PC

23.2	Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1)*

99.1	Unaudited Consolidated ProForma Financial Statements of ESN Group and ASA

EX-107	Calculation of Registration Fee(10)

________________

*	To be filed by amendment.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-SB filed with the SEC on April 17, 2001
(2)	Incorporated by reference to Exhibit 2.1 to the Registrant’s Form 1-A filed with the SEC on January 19, 2022
(3)	Incorporated by reference to Exhibit 2.2 to the Registrant’s Form 1-A filed with the SEC on January 19, 2022
(4)	Incorporated by reference to Exhibit 2.3 to the Registrant’s Form 1-A filed with the SEC on January 19, 2022
(5)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 1-SA filed with the SEC on September 22, 2023
(6)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Form 1-SA filed with the SEC on September 22, 2023
(7)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Form 1-SA filed with the SEC on September 22, 2023
(8)	Incorporated by reference to Exhibit 10.5 to the Registrant’s Form 1-SA filed with the SEC on September 22, 2023
(9)	Incorporated by reference to Exhibit 21 to the Registrants Form S-1 registration statement filed with SEC on November 13, 2023
(10)	Incorporated by reference to Exhibit 107 to the Registrants Form S-1 registration statement filed with SEC on November 13, 2023

(b) Financial statement schedule.

None.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes that

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned on January 19, 2024.

XCELERATE, INC.

By:	/s/ Michael O’Shea
Michael O’Shea
Principal Executive and Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael O’Shea, Chief Executive Officer, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons in the capacities and on the dates indicated have signed this Registration Statement:

Signature	Title	Date

/s/ Michael O’Shea	Chief Executive Officer and Director	January 19, 2024
Michael O’Shea

s/ Steven Gravely	Director	January 19, 2024
Steven Gravely

s/ Jason Householder	Director	January 19, 2024
Jason Householder

s/ Jon Wilken	Director	January 19, 2024
Jon Wilken

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